Exhibit 99.6

EXECUTION VERSION

CREDIT AND GUARANTY AGREEMENT

dated as of November 9, 2010

among

GGP LIMITED PARTNERSHIP,

GGPLP L.L.C.,

GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC,

GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC

and

 GGPLP 2010 LOAN PLEDGOR HOLDING, LLC

as Borrowers,

GENERAL GROWTH PROPERTIES, INC. AND CERTAIN OF ITS SUBSIDIARIES,

as Guarantors,

VARIOUS LENDERS,

DEUTSCHE BANK SECURITIES INC., WELLS FARGO SECURITIES, LLC AND

RBC CAPITAL MARKETS,

as Joint Lead Arrangers and Joint Bookrunners,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent and Collateral Agent,

WELLS FARGO BANK, N.A. AND RBC CAPITAL MARKETS,

as Syndication Agents,

and

BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, GOLDMAN SACHS LENDING PARTNERS LLC, MACQUARIE CAPITAL (USA) INC., MORGAN STANLEY SENIOR FUNDING, INC., TD SECURITIES (USA) LLC AND UBS SECURITIES LLC,

as Documentation Agents and Joint Bookrunners

$300,000,000 Senior Secured Credit Facility

4.9. No Material Adverse Effect	69
4.10. Adverse Proceedings, Etc.	69
4.11. Payment of Taxes	69
4.12. Properties	69
4.13. Environmental Matters	70
4.14. No Defaults	71
4.15. Intentionally Omitted	71
4.16. Governmental Regulation	71
4.17. Employee Matters	71
4.18. Employee Benefit Plans	71
4.19. Solvency	72
4.20. Security Documents	72
4.21. Compliance with Statutes, Etc.	73
4.22. Disclosure	73
4.23. PATRIOT Act	74
4.24. Sanctioned Persons	74
4.25. Use of Proceeds	74
4.26. REIT Status	74
4.27. Insurance	74

SECTION 5. AFFIRMATIVE COVENANTS	74
5.1. Financial Statements and Other Reports	75
5.2. Existence	77
5.3. Payment of Taxes, Claims, and Obligations	77
5.4. Maintenance and Operation of Properties	77
5.5. Insurance	78
5.6. Books and Records; Inspections	78
5.7. Compliance with Laws and Material Contracts	78
5.8. Additional Guarantees	79
5.9. Additional Collateral	79
5.10. Use of Proceeds	80
5.11. Maintenance of REIT Status	80
5.12. Further Assurances	80
5.13. Intentionally Omitted	80
5.14. Environmental Compliance	80
5.15. Post Closing Obligations	81

SECTION 6. NEGATIVE COVENANTS	81
6.1. Indebtedness	82
6.2. Liens	84
6.3. No Further Negative Pledges	86
6.4. Restricted Junior Payments	86
6.5. Restrictions on Subsidiary Distributions	87
6.6. Investments	88
6.7. Financial Covenants	90
6.8. Fundamental Changes; Disposition of Assets	93
6.9. Transactions with Shareholders and Affiliates	95

6.10. Conduct of Business	95
6.11. Amendments or Waivers of Organizational Documents and Certain Related Agreements	95
6.12. Amendments or Waivers and Prepayments with respect to Certain Indebtedness	96
6.13. Fiscal Year	96
6.14. Limitation on Hedge Agreements	96

SECTION 7. GUARANTY	96
7.1. Guaranty of the Obligations	96
7.2. Contribution by Guarantors	96
7.3. Payment by Guarantors	97
7.4. Liability of Guarantors Absolute	97
7.5. Waivers by Guarantors	100
7.6. Guarantors’ Rights of Subrogation, Contribution, Etc.	101
7.7. Subordination of Other Obligations	101
7.8. Continuing Guaranty	102
7.9. Authority of Guarantors or Borrowers	102
7.10. Financial Condition of Borrowers	102
7.11. Bankruptcy, Etc.	102
7.12. Discharge of Guaranty Upon Sale of Guarantor	103
7.13. Mortgages; Guarantor Obligations	103

SECTION 8. EVENTS OF DEFAULT	103
8.1. Events of Default	103
8.2. Application of Proceeds	107

SECTION 9. AGENTS	108
9.1. Appointment of Agents	108
9.2. Powers and Duties	109
9.3. General Immunity	109
9.4. Agents Entitled to Act as Lender	111
9.5. Lenders’ Representations, Warranties and Acknowledgment	111
9.6. Right to Indemnity	111
9.7. Successor Administrative Agent, Collateral Agent and Swing Line Lender	112
9.8. Collateral Documents and Guaranty	114
9.9. Withholding Taxes	116

SECTION 10. MISCELLANEOUS	116
10.1. Notices	116
10.2. Expenses	118
10.3. Indemnity	118
10.4. Set-Off	120
10.5. Amendments and Waivers	120
10.6. Successors and Assigns; Participations	122
10.7. Independence of Covenants	125

10.8. Survival of Representations, Warranties and Agreements	126
10.9. No Waiver; Remedies Cumulative	126
10.10. Marshalling; Payments Set Aside	126
10.11. Severability	126
10.12. Obligations Several; Independent Nature of Lenders’ Rights	127
10.13. Headings	127
10.14. APPLICABLE LAW	127
10.15. CONSENT TO JURISDICTION	127
10.16. WAIVER OF JURY TRIAL	128
10.17. Confidentiality	128
10.18. Usury Savings Clause	129
10.19. Counterparts	130
10.20. Effectiveness; Entire Agreement	130
10.21. PATRIOT Act	130
10.22. Electronic Execution of Assignments	130
10.23. No Fiduciary Duty	130
10.24. Disclosure of Information Relating to Agreement	131

v

APPENDICES:	A	Revolving Commitments
	B	Notice Addresses

SCHEDULES:	1.1	Guarantors
	1.2	Special Consideration Properties
	3.1(d)	Closing Date Mortgaged Properties
	3.1(e)	Closing Date Pledged Properties
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.12	Title to Properties
	5.15	Post Closing Obligations
	6.2	Existing Liens

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice
	B-1	Revolving Loan Note
	B-2	Swing Line Note
	C	Compliance Certificate
	D	Opinions of Counsel
	E	Assignment Agreement
	F	Certificate re Non-Bank Status
	G-1	Closing Date Certificate
	G-2	Solvency Certificate
	H	Counterpart Agreement
	I	Pledge Agreement
	J	Mortgage
	K	Budget
	L	Subordination, Non-Disturbance and Attornment Agreement

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of November 9, 2010 is entered into by and among GGP LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”), GGPLP L.L.C., a Delaware limited liability company (the “LLC”) GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLP RE Pledgor”), GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLPLLC Pledgor”), and GGPLP 2010 LOAN PLEDGOR HOLDING, LLC, a Delaware limited liability company (“GGPLP Pledgor” and, together with the Partnership, the LLC, GGPLP RE Pledgor and GGPLPLLC Pledgor, being referred to herein, individually or collectively, as the context shall require, as “Borrower” or “Borrowers”), GENERAL GROWTH PROPERTIES, INC., a Delaware corporation formerly known as New GGP, Inc. (“Parent”), and CERTAIN SUBSIDIARIES OF PARENT, as Guarantors, the Lenders party hereto from time to time, WELLS FARGO BANK, N.A. and RBC CAPITAL MARKETS, as Syndication Agents (in such capacity, “Syndication Agents”), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, “Collateral Agent”), and BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, GOLDMAN SACHS LENDING PARTNERS LLC, MACQUARIE CAPITAL (USA) INC., MORGAN STANLEY SENIOR FUNDING, INC., TD SECURITIES (USA) LLC and UBS SECURITIES LLC, as Documentation Agents (in such capacity, “Documentation Agents”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, General Growth Properties, Inc., a Delaware corporation (“Existing GGPI”), the Partnership, the LLC and certain of their Subsidiaries, are debtors and debtors-in-possession in jointly administered cases, Case No. 09-11977 (ALG) (collectively, the “Bankruptcy Cases” and such Subsidiaries, the “Debtor Subsidiaries”), pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) under the Bankruptcy Code.

WHEREAS, as part of the implementation of the Plan, Borrowers have requested, and Lenders have agreed to make available to Borrowers, a revolving credit facility consisting of $300,000,000 aggregate principal amount of Revolving Commitments.  The proceeds of the Revolving Loans made on the Closing Date, if any, together with the proceeds of the contribution of new equity, will be used on the Closing Date to finance the Plan, which may include the refinancing of certain Indebtedness of Existing GGPI and its Subsidiaries, including, without limitation, the Matured Rouse Notes, and to pay fees, commissions and expenses in connection therewith.  The proceeds of the Revolving Loans may also be used on and after the Closing Date for general corporate purposes (including working capital).

WHEREAS, Borrowers have agreed to secure all of their Secured Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on the Mortgaged Properties and the Pledged Properties owned by them; and

WHEREAS, Guarantors have agreed to guarantee the Obligations of Borrowers hereunder and to secure their respective Secured Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on the Mortgaged Properties and the Pledged Properties owned by them, as the case may be, if any.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.   DEFINITIONS AND INTERPRETATION

1.1.   Definitions.  The following terms used herein, including (except to the extent specifically stated otherwise) in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Adjusted EBITDA” means with respect to any GGP Property or Parent Guarantors, Borrowers or the Management Company, as the case may be, for any period, an amount equal to such GGP Property’s or such Person’s net income (calculated on a GAAP basis and, for the avoidance of doubt, in the case of Parent Guarantors, Borrowers or the Management Company, taking into account such Person’s corporate overhead) plus, to the extent reducing such net income, the sum, without duplication, of amounts for (a) depreciation, (b) amortization, (c) interest expense (less interest income), (d) income taxes, (e) impairment expenses, (f) costs and expenses incurred in connection with any restructurings or reorganizations of such GGP Property or any entity owning a direct or indirect interest therein or Parent Guarantors, Borrowers or the Management Company, as the case may be (including in connection with the Bankruptcy Cases and in connection with the transactions contemplated by the Credit Documents, the Cornerstone Agreement and the Plan and hereinafter each a “Restructuring”), provided that cash restructuring charges not associated with the Bankruptcy Cases and the transactions contemplated by the Credit Documents, the Cornerstone Agreement and the Plan, shall be subject to a cumulative cap of $25,000,000 per annum and $100,000,000 during the term of this Agreement, (g) the costs and expenses of legal settlements, fines, judgments or orders to the extent reimbursed by insurance, (h) non-cash charges, expenses or other items (including the effects of purchase accounting) and items related to FAS 107 adjustments, FAS 141 adjustments, the straight lining of rents, tax stabilization adjustments, the amortization of non-cash interest expense and the amortization of market rate adjustments on any Indebtedness permitted under this Agreement (but excluding non-cash charges, expenses or other items that constitute an accrual of or reserve for future cash payments), and (i) extraordinary, unusual or non-recurring losses (which losses shall not be duplicative of expense items treated added back pursuant to clauses (a) through (h) above) (and minus extraordinary, unusual or non-recurring gains) related to (i) the sale of assets, (ii) foreign currency exchange rates, (iii) litigation, (iv) securities available-for-sale (but only where such security gain or loss is unrealized) and (v) the early extinguishment or forgiveness of debt.  Adjusted EBITDA shall be calculated on a pro forma basis for any GGP Property that has been open for business for less than four (4) calendar quarters.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/10,000 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/10,000 of 1%) equal to the rate reasonably determined by Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/10,000 of 1%) equal to the rate reasonably determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/10,000 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by DBTCA for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Parent or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, whether pending or, to the knowledge of Parent or any of its Subsidiaries, threatened against or affecting Parent or any of its Subsidiaries or any property of Parent or any of its Subsidiaries.

“Affected Lender” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 15% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Capital Stock or by contract or otherwise.

“Agent” means each of (a) Administrative Agent, (b) Syndication Agents, (c) Collateral Agent, (d) Documentation Agents and (e) any other Person appointed under and in accordance with the Credit Documents to serve in an agent or similar capacity.

“Agent Affiliates” as defined in Section 10.1(b)(iii).

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Credit and Guaranty Agreement, dated as of November 9, 2010, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Applicable Margin” means (a) in the case of Eurodollar Rate Loans, 4.50% per annum and (b) in the case of Base Rate Loans, 3.50% per annum.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator.  Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans.  A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender.  The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Applicable Revolving Commitment Fee Percentage” means 0.50% per annum; provided that at any time that the Total Utilization of Revolving Commitments exceeds 50% of the aggregate Revolving Commitments, the Applicable Revolving Commitment Fee Percentage shall equal 0.375% per annum.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to Agents, Lenders or Issuing Bank by means of electronic communications pursuant to Section 10.1(b).

“Asset Sale” means a sale, lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of Parent’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Capital Stock of any of Parent’s Subsidiaries or any Joint Ventures owned by Parent or any of its Subsidiaries.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

“Assignment Effective Date” as defined in Section 10.6(b).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief operating officer, executive vice president of finance or chief financial officer of such Person; provided that the secretary or any assistant secretary of such Person shall have delivered an incumbency certificate to Administrative Agent as to the authority of such Authorized Officer.

“Bank Products” means any services provided from time to time by any Agent, any Lender or any of their respective Affiliates to any Borrower or any other Credit Party in connection with collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services.

“Bankruptcy Cases” as defined in the recitals hereto.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” as defined in the recitals hereto.

“Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent, Issuing Bank, Lender and Lender Counterparty.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” as defined in the preamble hereto.

“Bridge Notes” as defined in the Plan.

“Budget” as defined in Section 5.1(g).

“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (b) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person; provided, however, that notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease in accordance with GAAP as of the Closing Date be considered to be a Capital Lease for any purpose under this Agreement.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP; and, for the purposes of the Credit Documents, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means any and all capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, any of the following: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits, bankers’ acceptances or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or  by any commercial bank organized under the laws of the United States of America, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing one year or less from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of no more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition, issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; and (h) the equivalents of the foregoing in any jurisdiction in which any Subsidiary or Joint Venture of Parent is organized or doing business.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“Change in Law” as defined in Section 2.19(a).

“Change of Control” means the failure of the Parent to be, or to have Control of, the general partner of the Partnership.

“Closing Date” means November 9, 2010.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-1.

“Closing Date Mortgaged Property” as defined in Section 3.1(d).

“Closing Date Pledged Property” as defined in Section 3.1(e).

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Secured Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge Agreement, the Mortgages, and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Secured Obligations.

“Combined EBITDA” means, for any period, the sum of (a) 100% of the Adjusted EBITDA of any GGP Properties owned or leased by Parent Guarantors, Borrowers and the Wholly Owned Subsidiaries of Borrowers for such period; (b) the portion of the Adjusted EBITDA of the GGP Properties of any consolidated non-Wholly Owned Subsidiaries or Joint

Ventures of Borrowers or Parent Guarantors for such period allocable (based on economic share and not necessarily the percentage ownership) to Parent Guarantors, Borrowers or their Wholly Owned Subsidiaries; and (c) Adjusted EBITDA of Parent Guarantors, Borrowers and the Management Company; provided, that Combined EBITDA shall include Adjusted EBITDA allocable to the Management Company only to the extent that Adjusted EBITDA allocable to the Management Company does not exceed 4% of Combined EBITDA.

“Combined Total Debt” means, as at any date of determination, the difference of (a) total Indebtedness (calculated at the outstanding principal amount based on the contract and not reflecting purchase accounting adjustments pursuant to GAAP) of Parent Guarantors, Borrowers and their Subsidiaries and Joint Ventures (but, in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures of Parent Guarantors or Borrowers, only to the extent allocable (based on economic share and not necessarily the percentage ownership) to Parent Guarantors, Borrowers or their Wholly Owned Subsidiaries) minus (b) unrestricted Cash and Cash Equivalents (and restricted Cash and Cash Equivalents securing Indebtedness (i) which are held in a lockbox or cash management account and are to be applied toward the next installment of regularly scheduled principal payments under any Permitted Project Level Financing so long as no event of default has occurred and is continuing under such Permitted Project Level Financing or (ii) the application of which is to be made against the principal of such Indebtedness) of Parent Guarantors, Borrowers and their Subsidiaries and Joint Ventures (but, in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures of Parent Guarantors or Borrowers, only to the extent allocable (based on economic share and not necessarily the percentage ownership) to Parent Guarantors, Borrowers or their Wholly Owned Subsidiaries), in each case as determined in accordance with GAAP, except as otherwise noted above with respect to the principal amount of Indebtedness and non-Wholly Owned Subsidiary and Joint Venture allocations, without duplication and collectively in an amount not to exceed $1,500,000,000.

“Commitment” means any Revolving Commitment.

“Commitment Letter” as defined in Section 10.20.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Confirmation Order” as defined in Section 3.1(c).

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Parent and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items, or which should otherwise be capitalized, reflected in the consolidated statement of cash flows of Parent and its Subsidiaries.

“Consolidated Cash Management System” means the cash management system of Parent and its Subsidiaries substantially as in effect on the Closing Date.

“Contingent Obligations” means, as to any Person, without duplication, (a) any contingent obligation of such Person required to be included in such Person’s balance sheet in accordance with GAAP, and (b) any obligation required to be included in the disclosure contained in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of (i) contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations (other than guarantees of completion), in each case under clauses (i) and (ii) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (b) above in this definition shall be deemed to be (A) with respect to a guaranty of interest, interest and principal, or operating income, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (x) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (B) with respect to all guarantees not covered by the preceding clause (A), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements required to be delivered pursuant to Sections 5.1(a) and 5.1(b).  Notwithstanding anything contained herein to the contrary, guarantees of completion or other performance shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or other performance shall be deemed to be a Contingent Obligation in an amount equal to any such claim.  Subject to the preceding sentence, (1) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is Recourse Indebtedness, directly or indirectly to such Person or any of its Subsidiaries), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (i) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person’s obligations under such joint and several guaranty or (ii) such other Person holds an Investment Grade Credit Rating from any of Fitch, Moody’s or S&P, or has creditworthiness otherwise reasonably acceptable to the Administrative Agent, and (2) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person.  Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

“Contractual Obligation” means, as applied to any Person, any provision of any Capital Stock issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Cornerstone Agreement” as defined in Section 3.1(c).

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.8.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Perfection Certificate, any documents or certificates executed by any Borrower in favor of Issuing Bank relating to Letters of Credit, and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party for the benefit of any Agent, Issuing Bank or any Lender required to be delivered under any of the foregoing.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Party” means the Borrowers and the Guarantors from time to time party to a Credit Document.

“DBTCA” as defined in the preamble hereto.

“Default” means a condition or event that, with notice or lapse of time or both, shall become an Event of Default.

“Default Excess” means, with respect to any Funds Defaulting Lender, (a) in the case of a failure to fund a Loan, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Funds Defaulting Lenders (including such Funds Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans actually funded by such Funds Defaulting Lender and (b) in the case of a failure to purchase participations under Section 2.3(b)(v) or Section 2.4(e) or to fund its Pro Rata Share of any payment under Section 9.6, such Lender’s Pro Rata Share with respect to such participation or payment.

“Default Period” means, (a) with respect to any Defaulting Lender, the period commencing on the date that such Lender became a Defaulting Lender and ending on the earlier of:  (i) the date on which (x) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any of its Defaulted Loans or by the non-pro rata application of any voluntary prepayments of the Loans in accordance with the terms of Section 2.13 or by a combination thereof) and/or such Defaulting Lender shall have purchased all participations required under Section 2.3(b)(v) and Section 2.4(e) or shall have paid all amounts required to be paid by it under Section 9.6, as the case may be, and (y) such Defaulting Lender shall have delivered to Borrowers and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (ii) the date on which Borrowers, Administrative Agent and Requisite Lenders waive all failures of such Defaulting Lender to fund or make payments required hereunder in writing; and (b) with respect to any Insolvency Defaulting Lender, the period commencing on the date such Lender became an Insolvency Defaulting Lender and ending on the date that such Defaulting Lender ceases to hold any portion of the Loans or Commitments.

“Defaulted Loan” means any Revolving Loan or portion of any unreimbursed payment under Section 2.3(b)(v) or 2.4(e) not made by any Lender when required hereunder.

“Defaulting Lender” means any Funds Defaulting Lender or Insolvency Defaulting Lender.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Environmental Property” means any Mortgaged Property and any Underlying Collateral Property (in each case, other than a Specified Property) that is owned by Parent or any of its Material Subsidiaries.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock which is not Disqualified Capital Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case, other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the third anniversary of the Closing Date; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Parent or its direct or indirect Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institutions” means (a) competitors of Borrowers and Affiliates of such competitors, in each case identified by Borrowers to Administrative Agent in writing prior to the date of the Commitment Letter, with respect to the Lenders on the Closing Date and subsequent assignments and participations in accordance with Section 10.6, and additional competitors and Affiliates of such competitors identified by Borrowers to Administrative Agent (and Administrative Agent shall forward such list to Lenders) in writing from time to time after the Closing Date with respect to subsequent assignments and participations (but no such identification shall apply retroactively to Persons that already acquired and continue to hold an assignment or participation interest) and (b) other Persons identified by Borrowers to Administrative Agent  in writing prior to the date of the Commitment Letter.

“Documentation Agents” as defined in the preamble hereto.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee” means any Person other than a natural Person that is (a) a Lender, an affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), or (b) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, neither any Disqualified Institution nor any Credit Party nor any Affiliate thereof shall be an Eligible Assignee.

“Employee Benefit Plan” means (a) any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Parent or any of its Subsidiaries or (b) any “employee benefit plan” as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA, with respect to any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority, arising or resulting from or related to any Hazardous Material Activity or violation of any Environmental Law.

“Environmental Laws” means any and all applicable foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other legally binding requirements of Governmental Authorities relating to (a) the protection of the environment, including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of Hazardous Materials, in any manner applicable to Parent or any of its Subsidiaries or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section

414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.  Any former ERISA Affiliate of Parent or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Parent or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Parent or such Subsidiary and with respect to liabilities arising after such period for which Parent or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Parent, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on Parent, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of Parent, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (j) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchangeable Notes” means, collectively, any of the 3.98% Exchangeable Senior Notes due 2027 of the Partnership.

“Existing GGPI” as defined in the recitals hereto.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) at any time owned, leased, or operated by Parent or any of its Subsidiaries or any of their respective Affiliates.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as reasonably determined by the Person making an Asset Sale or other determination of Fair Market Value; provided that solely with respect to the calculation of Value, if Parent or its Subsidiary or Joint Venture obtains or causes any other Person to obtain a third party appraisal with respect to any asset by an appraiser reasonably acceptable to Administrative Agent having an effective date no more than 180 days prior to the date of calculation, the Fair Market Value of such asset is to be conclusively determined by such appraisal.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/10,000 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as reasonably determined by Administrative Agent.

“Fee Letter” means that certain Fee Letter dated as of September 21, 2010 among the Lender Commitment Parties (as defined therein), the Partnership, the LLC and Existing GGP.

“FFO” means net income, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and Joint Ventures (which will be calculated to reflect funds from operations on the same basis), as determined and adjusted in accordance with the standards established from time to time by the National Association of Real Estate Investment Trusts.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Parent that such financial statements fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Parent and its Subsidiaries ending on December 31 of each calendar year.

“Fitch” means Fitch, Inc.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Subsidiary” means (a) any Subsidiary that is not a Domestic Subsidiary or (b) any Subsidiary that is a Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes and substantially all of the assets of which consists of Capital Stock of one or more Foreign Subsidiaries.

“Fraudulent Transfer Laws” as defined in Section 2.24(a).

“Funding Borrower” as defined in Section 2.24(b).

“Funding Guarantors” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“Funds Defaulting Lender” means a Lender that has (a) failed to fund any portion of the Loans, or participations in Letter of Credit or Swing Line Loan exposure required to be funded by it on the date required, (b) otherwise failed to pay Administrative Agent or any other Lender any other amount required to be paid under the Credit Documents on the date when due unless the subject of a good faith dispute, (c) notified Administrative Agent or Borrowers in writing that it does not intend to comply with any of its obligations under the Credit Documents or (d) failed, within three (3) Business Days after request by Administrative Agent or the Partnership, to affirm its willingness to comply with its funding obligations under the Credit Documents.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles in the United States of America as in effect from time to time.

“GGP” means GGP, Inc. (f/k/a General Growth Properties, Inc.), a Delaware corporation.

“GGP LP II” means GGP Limited Partnership II, a Delaware limited partnership.

“GGP Properties” means any asset owned, leased or operated by any Parent Guarantor, a Borrower or any Subsidiary of Parent Guarantors or Borrowers (whether a Wholly Owned Subsidiary or otherwise) or Joint Venture owned by Parent or any of its Subsidiaries.

“Good Faith Contest” means, in the case of any disputed Tax, Lien, or Environmental Claim, that such matter is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserves or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of such matter which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity of competent authority and jurisdiction exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means (a) on the Closing Date, each of the entities listed on Schedule 1.1 hereto (other than, in the case of any Borrower, with respect to those Secured Obligations in respect of which such Borrower is the primary obligor) and (b) after the Closing Date, each Person listed in clause (a) and each other Domestic Subsidiary of Parent owning any Mortgaged Properties or Pledged Properties, in each case, other than Foreign Subsidiaries. For the avoidance of doubt, none of The Rouse Company, LLC, formerly known as The Rouse Company LP, or any of its Subsidiaries shall be Guarantors.

“Guarantor Subsidiary” means each Guarantor other than Borrowers and Parent Guarantors.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any substance, material, or waste that is classified, characterized or regulated as “hazardous”, “toxic”, a “pollutant”, or “contaminant”, or words of similar meaning under the Environmental Laws; provided, however, that “Hazardous Materials” shall not include the foregoing items to the extent (a) the same exist on the applicable Real Estate Asset in retail packaging for sale as consumer products or are present in negligible amounts  in connection with the construction, heating and cooling or repair and maintenance activities at such property and are stored and used in accordance with all Environmental Laws or (b) are used in connection with a tire or battery retail store provided the same are stored, sold and used in accordance with all Environmental Laws.

 “Hazardous Materials Activity” means any condition, event or occurrence involving any Hazardous Material that has resulted in a violation of Environmental Laws, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials in violation of Environmental Laws.

“Hedge Agreement” means an interest rate or currency swap, cap or collar agreement, foreign exchange agreement, commodity contract or similar arrangement entered into by Parent or any of its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (a) the audited financial statements of Existing GGPI, for the Fiscal Year ended December 31, 2009, consisting of balance sheets and the related consolidated statements of income and cash flows for such Fiscal Year, and (b) the unaudited financial statements of Existing GGPI and its Subsidiaries for each Fiscal Quarter ended after December 31, 2009 and at least 60 days prior to the Closing Date, consisting of a balance sheet and the related consolidated statements of income and cash flows for the three-, six-or nine-month period, as applicable, ending on such date.

“Holding Companies” means, collectively, GGP Real Estate Holding I, Inc., a Delaware corporation, and GGP Real Estate Holding II, Inc., a Delaware corporation.

“Immaterial Subsidiaries” means, at any time, Subsidiaries that, on a consolidated basis with their respective Subsidiaries and treated as if all such Subsidiaries and their respective Subsidiaries were combined and consolidated as a single Subsidiary, have an aggregate net equity value of $200,000,000 or less.

“Increased-Cost Lenders” as defined in Section 2.23.

“Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred by such Person in the ordinary course of business) and only to the extent such obligations constitute indebtedness for purposes of GAAP, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Capital Stock of such Person (other than (i) obligations existing on the Closing Date that any direct or indirect parent of such Person has the right (subject to satisfaction of applicable securities law requirements, including the filing of registration statements) to satisfy by delivery of its Capital Stock, (ii) obligations that any direct or indirect parent of such Person is given the right to satisfy by delivery of its Capital Stock and (iii) obligations to redeem trust preferred securities), (h) all Contingent Obligations of such Person in respect of the foregoing items (a) through (g), (i) all obligations of the kind referred to in clause (a) through (h) above secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 8.1(b) only, the net obligations of such Person in respect of Hedge Agreements.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.  The amount of any Indebtedness under clause (i) above shall be limited to the lesser of the amount of such Indebtedness that is Non-Recourse Indebtedness or the fair market value of the assets securing such Indebtedness that is Non-Recourse Indebtedness, as reasonably determined by Borrowers.  The amount of Indebtedness of any Person shall be calculated at the outstanding principal amount based on the contract and not reflecting purchase accounting or other adjustments pursuant to GAAP.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials present in the environment at concentrations exceeding those allowed by Environmental Laws), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity; provided that the Indemnitees shall use their reasonable efforts to use a single outside counsel for all such Indemnitees taken as a whole (and, if reasonably necessary, one local counsel in any relevant material jurisdiction) to represent them, with exceptions in the case of conflicts of interest and in all cases the total legal fees for all counsel representing the Indemnitees must be reasonable taken as a whole, taking into account the nature of the proceeding or hearing and, in the case of multiple counsel, the necessity of same), whether direct, indirect, special or consequential (but subject to Section 10.3(b)) and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (b) the Commitment Letter, the Fee Letter and any related fee letter delivered to Borrowers with respect to the transactions contemplated by this Agreement; or (c) any Environmental Claim or any Hazardous Materials Activity relating to or arising from any past or present activity, operation, land ownership, or practice of Parent or any of its Subsidiaries.

“Indemnitee” as defined in Section 10.3(a).

“Insolvency Defaulting Lender” means any Lender that has become, or whose direct or indirect parent has become, insolvent or is the subject of a receivership, bankruptcy or other insolvency proceeding; provided that a Lender shall not be an Insolvency Defaulting Lender solely by virtue of the ownership or acquisition by a Governmental Authority or an instrumentality thereof of any Capital Stock in such Lender or a parent company thereof.

“Interest Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Combined EBITDA for the four-Fiscal Quarter period then ended to (ii) Net Cash Interest Expense for such four-Fiscal Quarter period.

“Interest Payment Date” means with respect to (a) any Loan that is a Base Rate Loan, each January 1, April 1, July 1 and October 1, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (b) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three-, six- or (if agreed to by all Lenders) nine-months, as selected by Borrowers in the applicable Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this definition, end on the last Business Day of a calendar month; and (iii) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the third anniversary of the Closing Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Intermediate Parent” means, collectively, GGP and GGP LP II.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (a) any purchase or other acquisition by Parent or any of its Subsidiaries of, or of a beneficial interest in, any Capital Stock of any other Person (other than Parent or a Guarantor Subsidiary); (b) any loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Parent or any of its Subsidiaries to any other Person (other than Parent or any Guarantor Subsidiary), including all Indebtedness of that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (c) all investments consisting of any exchange traded or over the counter derivative transaction, including any Hedge Agreement, whether entered into for hedging or speculative purposes or otherwise.  The amount of any Investment of the type described in clauses (a), (b) and (c) shall be the original cost of such Investment plus the cost of all additions thereto, minus repayment of or returns on such Investment, but without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Grade Credit Rating” means (a) with respect to Fitch, a credit rating of BBB- or higher, (b) with respect to Moody’s, a credit rating of Baa3 or higher and (c) with respect to S&P, a credit rating of BBB- or higher.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.

“Issuing Bank” means DBTCA as Issuing Bank hereunder and other Lenders with a Revolving Commitment that agree in writing with Borrowers and Administrative Agent to issue Letters of Credit hereunder, in each case, together with their respective permitted successors and assigns in such capacity.

“Joint Lead Arrangers” means, collectively, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and RBC Capital Markets, in their capacity as Joint Lead Arrangers.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property included in the Collateral as a Mortgaged Property.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Bank Product Provider” means each Lender and each of their respective Affiliates that provides Bank Products (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after providing any such Bank Products, ceases to be a Lender).

 “Lender Counterparty” means each Lender and each of their respective Affiliates counterparty to a Hedge Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a Lender).

“Letter of Credit” means a standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

“Letter of Credit Sublimit” means the lesser of (a) $75,000,000 and (b) the aggregate unused amount of the Revolving Commitments then in effect.

“Letter of Credit Usage” means, as at any date of determination, the sum of (a) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (b) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Borrowers.

“Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (a) Combined Total Debt to (b) Combined EBITDA for the four-Fiscal Quarter period ending on such date.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement in respect of the property of a Person, in each case, in the nature of security (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Limited Minority Holdings” means non-Wholly Owned Subsidiaries or Joint Ventures in which (a) Parent and its Wholly Owned Subsidiaries have a less than 50% ownership interest and (b) Parent and its Wholly Owned Subsidiaries do not control the day-to-day management of such non-Wholly Owned Subsidiary or Joint Venture, whether as the general partner or managing member of such non-Wholly Owned Subsidiary or Joint Venture, or otherwise.  As used in this definition, Parent and any Wholly Owned Subsidiaries shall be deemed to “control” the management of such non-Wholly Owned Subsidiary or Joint Venture if such Person has the authority to manage day-to-day operations of such non-Wholly Owned Subsidiary or Joint Venture.

“LLC” as defined in the preamble hereto.

“Loan” means a Revolving Loan and a Swing Line Loan.

“Management Company” means General Growth Management, Inc., a Delaware corporation, and any of its successors and assigns that are Affiliates of Parent.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means, a material adverse effect on (a) the business, operations or financial condition of Parent and its Subsidiaries, taken as a whole; (b) the material rights and remedies of Administrative Agent and the Lenders, taken as a whole, under the Credit Documents; or (c) the legality, validity or enforceability of the Credit Documents, taken as a whole.

“Material Contract” means any contract or other arrangement to which Parent or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Real Estate Asset” means all or a portion of any Real Estate Asset with a purchase price in excess of $10,000,000 (calculated at the amount allocable to Borrowers or their Wholly Owned Subsidiaries on the date of such acquisition).

“Material REIT Subsidiary” means a Material Subsidiary of Parent that is a REIT (other than any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Specified Properties or equity of a Person all or substantially all of whose assets comprise any Specified Property).

“Material Subsidiary” means each Subsidiary of Parent that is not an Immaterial Subsidiary.

“Matured Rouse Notes” means, collectively, the 3.625% Notes due 2009 of The Rouse Company LP and the 8.00% Notes due 2009 of The Rouse Company LP.

“Moody’s” means Moody’s Investors Services, Inc.

“Mortgage” means a mortgage or deed of trust substantially in the form of Exhibit J, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Mortgaged Properties” means, collectively, the Closing Date Mortgaged Properties and each other Material Real Estate Asset subject to the Lien of the Collateral

Documents in favor of Collateral Agent, for the benefit of Secured Parties, pursuant to the requirements of Section 5.9.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Municipal Financing” means any tax increment financings, sales or real estate tax rebates, payment in lieu of taxes (PILOTs), special improvement districts, financings funded by the issuance of bonds or other negotiable instruments sponsored or issued by a Governmental Authority or quasi-Governmental Authority, financings related to on-site or off-site infrastructure or public works or any other financing arrangements for which Parent or any of its Subsidiaries is an obligor and a Governmental Authority or quasi-Governmental Authority is the obligee.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a customary narrative report describing the operations of Parent and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.  For the avoidance of doubt, any such narrative report in compliance with the requirements of Form 10-Q (in the case of each applicable Fiscal Quarter) and Form 10-K (in the case of each Fiscal Year) under the Exchange Act shall satisfy this definition.

“Net Cash Interest Expense” means, for any period, total interest expense (including (a) that portion attributable to Capital Leases in accordance with GAAP, (b) commissions, discounts, and other fees and charges owed with respect to letters of credit, and (c) net costs under Hedge Agreements, including any termination fee or payment thereunder, provided that notwithstanding the treatment of such fees or payments under GAAP, such termination fee or payment shall be amortized on a straight-line basis over the remaining term of the applicable terminated Hedge Agreement) of Parent Guarantors, Borrowers and their Subsidiaries and Joint Ventures (but, in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures of Parent Guarantors or Borrowers, only to the extent allocable (based on economic share and not necessarily the percentage ownership) to Parent Guarantors, Borrowers or their Wholly Owned Subsidiaries), but excluding, however, (i) any amount not payable in Cash, (ii) one-time payments, (iii) original issue discount, (iv) fees payable under the Fee Letter and any amounts referred to in Section 2.11(d), (v) fees and expenses paid in connection with (x) any Investment permitted under Section 6.6, (y) Indebtedness incurred under Section 6.1 or (z) issuance of Capital Stock, in each case whether or not consummated, and (vii) any default interest, make-whole or similar payments required to be paid pursuant to the Plan.

“Net Indebtedness to Value Ratio” means the ratio as of the last day of any Fiscal Quarter of (a) Combined Total Debt to (b) Value (less the aggregate amount of unrestricted Cash and Cash equivalents subtracted from Indebtedness pursuant to clause (b) of the definition of Combined Total Debt) for the four-Fiscal Quarter period ending on such date.

“Next Day Revolving Loans” as defined in Section 2.2(b)(i).

“Non-Consenting Lender” as defined in Section 2.23.

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-Recourse Indebtedness” means Indebtedness which is not Recourse Indebtedness.

“Non-US Lender” as defined in Section 2.20(c).

“Note” means a Revolving Loan Note or a Swing Line Note.

“Notice” means a Funding Notice, an Issuance Notice, or a Conversion/ Continuation Notice.

“Obligation Aggregate Payments” as defined in Section 2.24(b).

“Obligation Fair Share” as defined in Section 2.24(b).

“Obligation Fair Share Contribution Amount” as defined in Section 2.24(b).

“Obligation Fair Share Shortfall” as defined in Section 2.24(b).

“Obligations” means all obligations of every nature of each Credit Party owing from time to time to Agents (including former Agents), Joint Lead Arrangers, Lenders or any of them under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise required under any Credit Document.

“Obligee Guarantor” as defined in Section 7.7.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, (d) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended, and (e) for any trust, the trust agreement and any other instrument or agreement relating to the rights between the trustors, trustees and beneficiaries or pursuant to which such trust is formed.  In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar Governmental Authority, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such Governmental Authority.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

“Participant Register” as defined in Section 10.6(g)(i).

“Parent” as defined in the preamble hereto.

“Parent Guarantors” means Parent, GGP, GGP LP II and the Holding Companies.

“Partnership” as defined in the preamble hereto.

“PATRIOT Act” as defined in Section 3.1(r).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Perfection Certificate” means a certificate in form reasonably satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Project Level Financing” means any Indebtedness secured by a mortgage (or negative pledge (which, for purposes of this Agreement and the other Credit Documents, shall constitute a Lien) or similar security instrument in lieu of any of the foregoing) on any Real Estate Asset (or, for convenience, to avoid expense or for other bona fide business purposes of Borrowers, secured by rentals or cash flow of one or more Real Estate Assets but not by a mortgage) or secured by a Lien on any Capital Stock of any Person whose primary asset is (a) the Real Estate Asset financed by such Indebtedness or (b) the Capital Stock of an entity that directly or indirectly owns such Real Estate Asset; provided, that Permitted Project Level Financing shall not be secured by any Collateral.

“Permitted Refinancing” means, with respect to any Person, any modification, amendment, restatement, amendment and restatement, refinancing, refunding, renewal or extension of any Indebtedness of such Person (the “Original Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Original Indebtedness except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, amendment, restatement, amendment and restatement, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder (to the extent such commitments could be drawn at the time of such refinancing in compliance with this Agreement) or as otherwise permitted pursuant to Section 6.1, (b) if the Original Indebtedness is subordinated in right of payment to the Obligations, such modification, amendment, restatement, amendment and restatement, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Original Indebtedness, (c) such modification, amendment, restatement, amendment and restatement, refinancing, refunding, renewal or extension shall not be secured (i) by any Lien on any asset other than the assets that secured the Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof); provided, that this clause (c) shall not prohibit such modification, amendment, restatement, amendment and restatement, refinancing, refunding, renewal or extension to be secured by a Lien on assets other than those that secured the Original Indebtedness if such Indebtedness may be secured pursuant to a Permitted Lien or (ii), in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent and (d) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, Joint Venture, Governmental Authority or other entity of whatever nature.

“Plan” means the Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated August 27, 2010, filed by Existing GGPI, the Partnership, the LLC and the Debtor Subsidiaries with the Bankruptcy Court, together with all exhibits, supplements, annexes, schedules and any other attachments filed as of the date of the Commitment Letter.

“Platform” as defined in Section 5.1(j).

“Pledge Agreement” means the Pledge Agreement to be executed by the Pledgors substantially in the form of Exhibit I, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Pledged Properties” means, collectively, the Closing Date Pledged Properties and the additional Capital Stock subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, pursuant to the requirements of Section 5.8.

“Pledgor” as defined in the Pledge Agreement.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of Administrative Agent, Swing Line Lender and Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrowers, Administrative Agent and each Lender.

“Projections” as defined in Section 4.8.

“Pro Rata Share” with respect to any Lender means the percentage obtained by dividing (a) the Revolving Exposure of that Lender, by (b) the aggregate Revolving Exposure of all Lenders.

“Public Lenders” means Lenders that do not wish to receive material Non-Public Information with respect to Parent, its Subsidiaries or their securities.

“Qualified Capital Stock” means Capital Stock that is not Disqualified Capital Stock.

“Qualified Permitted Liens” as defined in the Pledge Agreement.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then directly owned by any Credit Party or any Subsidiary of a Credit Party in any real property.

“Recourse Indebtedness” means any Indebtedness, to the extent that recourse of the applicable lender for non-payment is not limited to such lender’s Liens on a particular asset or group of assets.

“Recourse Secured Mortgage Indebtedness” means any Permitted Project Level Financing that is Recourse Indebtedness.

“Refunded Swing Line Loans” as defined in Section 2.3(b)(iv).

“Register” as defined in Section 2.7(b).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the U.S. Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“Reimbursement Date” as defined in Section 2.4(d).

“Reinstated Rouse Notes” means, collectively, any of the 7.20% Notes due 2012 of The Rouse Company LP, any of the 5.375% Notes due 2013 of The Rouse Company LP, and

any of the 6¾% Notes due 2013 of The Rouse Company LP, together with any refinancing or replacement thereof contemplated by the Plan.

“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Internal Revenue Code.

“REIT Subsidiary” means a Subsidiary of Parent that is a REIT.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment, including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” as defined in Section 2.23.

“Requisite Lenders” means one or more Lenders having or holding Revolving Exposure and representing more than 50% of the aggregate Revolving Exposure of all Lenders.

“Restricted Junior Payment” means any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Partnership or any Parent Guarantor now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock of such Person or of any direct or indirect parent of such Person or in rights to subscribe for the purchase of such Capital Stock.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate.   The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Revolving Commitments as of the Closing Date is $300,000,000.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (a) the third anniversary of the Closing Date, (b) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b), and (c) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (b) after the termination of the Revolving Commitments, the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (ii) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit),  (iii) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (iv) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (v) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

“Revolving Loan” means a Loan made by a Lender to Borrowers pursuant to Section 2.2(a).

“Revolving Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.

“Secured Bank Product Agreement” means any agreement or instrument governing any Bank Products provided by any Lender Bank Product Provider.

“Secured Hedge Agreement” means any Hedge Agreement entered into with a Lender Counterparty.

“Secured Obligations” means the Obligations and any obligations of every nature of each Credit Party owing from time to time to any Lender Counterparty (including any Agent or Joint Lead Arranger in its capacity as a Lender Counterparty) under any Secured Hedge Agreement (including payments for each termination of Secured Hedge Agreements) and to any Lender Bank Product Providers under any Secured Bank Product Agreement.

“Secured Parties” has the meaning assigned to that term in the Pledge Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Parent substantially in the form of Exhibit G-2.

“Solvent” means, with respect to any Credit Party, that as of the date of determination, both (a) (i) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets; (ii) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

“Special Consideration Properties” means those Real Estate Assets identified on Schedule 1.2 hereto.

“Specified Equity Contribution” as defined in Section 6.7(e).

“Specified Properties” means the Special Consideration Properties and Real Estate Assets and/or Subsidiaries having an aggregate net equity value less than $200,000,000.

“Subject Transaction” as defined in Section 6.7(d)(i).

“Subordinated Indebtedness” means any Indebtedness expressly subordinated in right of payment to the Obligations.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company, trust, estate or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

“Swing Line Lender” means DBTCA in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a Loan made by Swing Line Lender to Borrowers pursuant to Section 2.3.

“Swing Line Note” means a promissory note in the form of Exhibit B-2, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means the lesser of (i) $30,000,000, and (ii) the aggregate unused amount of Revolving Commitments then in effect.

“Syndication Agents” as defined in the preamble hereto.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) of any nature and whatever called, imposed, levied, collected, withheld or assessed by any Governmental Authority; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located on all or part of the overall net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

“Terminated Lender” as defined in Section 2.23.

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (b) the aggregate principal amount of all outstanding Swing Line Loans, and (c) the Letter of Credit Usage.

“Transaction Costs” means the fees, costs and expenses payable by Parent or any of its Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents.

“TRUP Notes” means, collectively, any of the TRUP Junior Subordinated Notes due 2036 of the Partnership.

“Trust Preferred Securities Issuer” means a special purpose entity of which Parent or any of Borrowers and the Wholly Owned Subsidiaries of one or more of Borrowers owns 100% of the common interests, which special purpose entity is established for the purpose of issuing such trust preferred securities and using the proceeds of such issuance to make loans to Parent or a Borrower or a Wholly Owned Subsidiary of one or more of Borrowers.

“Type of Loan” means (a) with respect to Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (b) with respect to Swing Line Loans, a Base Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Underlying Collateral Properties” means all Real Estate Assets directly owned by the entities whose Capital Stock constitutes Pledged Properties and their Subsidiaries.

“Unsecured Indebtedness Sublimit” as defined in Section 6.1(c).

“U.S. Lender” as defined in Section 2.20(c).

“Value” means the sum, without duplication, of (a) Combined EBITDA for the immediately preceding four (4) calendar quarters capped at 7.25% (excluding any GGP Property included on a cost basis pursuant to clause (c) below), (b) the Fair Market Value of development and inactive assets owned by Parent, Borrowers or any of their Subsidiaries (Wholly Owned Subsidiaries or otherwise) or Joint Ventures, including raw land, vacant outparcels, loans receivable, capital expenditures and the headquarters buildings in Illinois and Maryland and other underutilized assets with de minimis income (at the lesser of cost or fair market value, provided that the headquarters buildings shall be valued at their appraised values); (c) the cost basis of new acquisitions of Parent, Borrowers or any of their Subsidiaries (Wholly Owned Subsidiaries or otherwise) or Joint Ventures (calculated as (i) 100% for assets owned by any Parent Guarantor, any Borrower or any Wholly Owned Subsidiary of Borrowers and (ii) in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures of Parent Guarantors or Borrowers, only to the extent allocable (based on economic share and not necessarily the percentage ownership) to Parent Guarantors, Borrowers or their Wholly Owned Subsidiaries for the twelve month period after any such acquisition); (d) unrestricted Cash and Cash Equivalents of Parent Guarantors, Borrowers and their Subsidiaries and Joint Ventures (but, in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures of Parent Guarantors or Borrowers, only to the extent allocable (based on economic share and not necessarily the percentage ownership) to Parent Guarantors, Borrowers or their Wholly Owned Subsidiaries), in each case as determined in accordance with GAAP, except as otherwise noted above with respect to non-Wholly Owned Subsidiary and Joint Venture allocations, without duplication; and (e) aggregate sums spent on the construction of improvements (including land acquisition costs) for any Real Estate Asset which is raw land, vacant out-parcels or is the subject of a material construction project but excluding such sums with respect to Real Estate Assets subject to material construction projects, if Parent elects to include revenues in Adjusted EBITDA (provided that such costs can be included if the project is a renovation or expansion of a Real Estate Asset that is otherwise complete and operational, the construction will not impair ongoing business and operations and the inclusion of such revenues in Adjusted EBITDA and such aggregate sums in Value is not duplicative).

“Wholly Owned Subsidiary” means, as to any Person or Persons, any Subsidiary of any of such Person or Persons all of the Capital Stock of which (other than directors’ qualifying shares and, in the case of any REIT Subsidiary, non-participating preferred equity with a base liquidation preference of no more than $180,000) is owned by such Person or Persons directly or indirectly.

1.2.   Accounting Terms.  Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements required to be delivered by Parent to Administrative Agent pursuant to Section 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation.  Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall (i) utilize accounting principles and policies in conformity with GAAP and (ii) shall not give effect to any election made by Parent or any of its Subsidiaries under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party or any Joint Venture at “fair value.”  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Parent shall so request, Administrative Agent and Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in conformity with those accounting principles and policies in effect before giving effect to such change in GAAP.

1.3.   Interpretation, Etc.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The terms lease and license shall include sub-lease and sub-license, as applicable.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made as set forth in Section 2.16(e) and (f), the provisos set forth in the definition of “Interest Period”, or, to the extent provided in any amendment, waiver, or modification of a Credit Document, as provided therein, as applicable.  Whenever performance of any other obligation or agreement is required on a day that is not a Business Day, the date for such performance shall be extended to the next succeeding Business Day.

SECTION 2.   LOANS AND LETTERS OF CREDIT

2.1.   Intentionally Omitted.

2.2.   Revolving Loans.

(a)   Revolving Commitments.  During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Borrowers in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect.  Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period.  Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b)   Borrowing Mechanics for Revolving Loans.

(i)   Revolving Loans that are Base Rate Loans (other than Revolving Loans made pursuant to Section 2.4(d)), shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $3,000,000 and integral multiples of $500,000 in excess of that amount.  Notwithstanding the foregoing, if Swing Line Lender resigns and no replacement Swing Line Lender is appointed within thirty (30) days after such resignation, Borrowers may request Revolving Loans that are Base Rate Loans on one Business Day’s notice (“Next Day Revolving Loans”) in an aggregate minimum amount of $250,000 and integral multiples of $50,000, but in no event shall such Next Day Revolving Loans, in the aggregate, exceed  the Swing Line Sublimit.

(ii)   Subject to Section 3.2(b), whenever Borrowers desire that Lenders make Revolving Loans, Borrowers shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 11:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan.  Notwithstanding the foregoing, if Swing Line Lender resigns and no replacement Swing Line Lender is appointed within thirty (30) days after such resignation, Borrowers may request Next Day Revolving Loans by delivering to Administrative Agent a fully executed and delivered Funding Notice no later than 5:00 p.m. (New York City time) one Business Day in advance of the proposed Credit Date.  Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to make a borrowing in accordance therewith.

(iii)   Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by facsimile or electronic mail with reasonable promptness, but (provided Administrative Agent shall have received such notice by 11:00 a.m. (New York City time) (or 5:00 p.m. (New York City time) in the case of Next Day Revolving Loans)) not later than 3:00 p.m. (New York City time) (or 6:00 p.m. (New York City time) in the case of Next Day Revolving Loans) on the same day as Administrative Agent’s receipt of such Notice from Borrowers.

(iv)   Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Principal Office of Administrative Agent.  Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Borrowers on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Borrowers at the Principal Office designated by Administrative Agent or such other account as may be designated in writing to Administrative Agent by Borrowers.

2.3.   Swing Line Loans.

(a)   Swing Line Loans Commitments.  During the Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender agrees to make Swing Line Loans to Borrowers in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, that after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect.  Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Revolving Commitment Period.  Swing Line Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Commitments shall be paid in full no later than such date.

(b)   Borrowing Mechanics for Swing Line Loans.

(i)   Swing Line Loans shall be made in an aggregate minimum amount of $250,000 and integral multiples of $50,000 in excess of that amount.

(ii)   Subject to Section 3.2(b), whenever Borrowers desire that Swing Line Lender make a Swing Line Loan, Borrowers shall deliver to Administrative Agent a Funding Notice no later than 1:00 p.m. (New York City time) on the proposed Credit Date.

(iii)   Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 3:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office.  Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to Borrowers on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to the account of Borrowers at Administrative Agent’s Principal Office, or to such other account as may be designated in writing to Administrative Agent by Borrowers.

(iv)   With respect to any Swing Line Loans which have not been voluntarily prepaid by Borrowers pursuant to Section 2.13, Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Borrowers), no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by Borrower) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to Borrowers on such Credit Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay.  Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Borrowers) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender to Borrowers, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender’s outstanding Revolving Loans to Borrowers and shall be due under the Revolving Loan Note, if any, issued by Borrowers to Swing Line Lender.  If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Borrowers from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17.

(v)   If for any reason Revolving Loans are not made pursuant to Section 2.3(b)(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after written demand for the making thereof by Swing Line Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon.  Upon one Business Day’s notice from Swing Line Lender, each Lender holding a Revolving Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation, each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender.  In the event any Lender holding a Revolving Commitment fails to make available to Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on written demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

(vi)   Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that Swing Line Lender had not received prior notice from Borrowers or Requisite Lenders that any of the conditions under Section 3.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans were not satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made; and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, (B) it does not in good faith believe that all conditions under Section 3.2 to the making of such Swing Line Loan have been satisfied or waived by Requisite Lenders or (C) at a time when any Lender is a Defaulting Lender unless (x) first, Administrative Agent is holding sufficient Cash collateral for the obligations of such Defaulting Lender, (y) second, after taking into account the reallocation of such Defaulting Lender’s participation obligations pro rata, among the non-Defaulting Lenders, the Revolving Exposure of such Revolving Lenders does not exceed their respective Revolving Commitments or (z) third, Swing Line Lender has entered into arrangements reasonably satisfactory to it and Borrowers to eliminate Swing Line Lender’s risk with respect to the Defaulting Lender’s participation obligations in respect of such Swing Line Loan, including by Cash collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding Swing Line Loans.

(c)   Resignation and Removal of Swing Line Lender.  Swing Line Lender may resign as Swing Line Lender upon 30 days prior written notice to Administrative Agent, Lenders and Borrowers.  Swing Line Lender may be replaced at any time by written agreement among Borrowers, Administrative Agent, the replaced Swing Line Lender (provided that no consent will be required if the replaced Swing Line Lender has no Swing Line Loans outstanding) and the successor Swing Line Lender.  Administrative Agent shall notify Lenders of any such replacement of Swing Line Lender.  At the time any such replacement or resignation shall become effective, (i) Borrowers shall prepay any outstanding Swing Line Loans made by the resigning or removed Swing Line Lender, (ii) upon such prepayment, the resigning or removed Swing Line Lender shall surrender any Swing Line Note held by it to Borrowers for cancellation, and (iii) Borrowers shall issue, if so requested by the successor Swing Line Loan Lender, a new Swing Line Note to the successor Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions. From and after the effective date of any such replacement or resignation, (x) any successor Swing Line Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require.

2.4.   Issuance of Letters of Credit and Purchase of Participations Therein.

(a)   Letters of Credit.  During the Revolving Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit for the account of Borrowers in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $5,000 or such lesser amount as the applicable Issuing Bank and Borrowers may agree; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; and (v) no event Letter of Credit shall have an expiration date later than the earlier of (1) five days prior to the third anniversary of the Closing Date (the “Letter of Credit Expiration Date”) and (2) the date which is one year from the date of issuance of such Letter of Credit; provided, however, that Issuing Bank may agree in its reasonable discretion that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each (but in any event, not beyond the Letter of Credit Expiration Date unless Borrowers shall, not later than five days preceding the

Letter of Credit Expiration Date, Cash collateralize in accordance with Section 2.4(i), on terms and conditions reasonably satisfactory to Administrative Agent and Issuing Bank, an amount equal to the Letter of Credit Usage with respect to any Letters of Credit having an expiry date later than the Letter of Credit Expiration Date; provided, further, that the obligations under this Section 2.4 in respect of such Letters of Credit of (i) Borrowers shall survive the Revolving Commitment Termination Date and shall remain in effect until no such Letters of Credit remain outstanding and (ii) each Lender shall be reinstated, to the extent any such Cash collateral, the application thereof or reimbursement in respect thereof is required to be returned to Borrowers by Issuing Bank after the Revolving Commitment Termination Date and while the related Letter of Credit remains outstanding. Amounts held in such cash collateral account shall be held and applied by Administrative Agent in the manner and for the purposes set forth in Section 2.4(d)), unless Issuing Bank elects not to extend for any such additional period; provided, Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided, further, if any Lender is a Defaulting Lender, Issuing Bank shall not be required to issue any Letter of Credit unless (x) first, Administrative Agent is holding sufficient Cash collateral for the obligations of such Defaulting Lender, (y) second, after taking into account the reallocation of such Defaulting Lender’s participation obligations pro rata, among the non-Defaulting Lenders, the Revolving Exposure of such Revolving Lenders does not exceed their respective Revolving Commitments or (z) third, Issuing Bank has entered into arrangements reasonably satisfactory to it and Borrowers to eliminate Issuing Bank’s risk with respect to the Defaulting Lenders’ participation obligations in respect of Letters of Credit of the Defaulting Lender, including by Cash collateralizing such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage.

(b)   Notice of Issuance.  Subject to Section 3.2(b), whenever any Borrower desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent an Issuance Notice no later than 12:00 p.m. (New York City time) at least three Business Days, or such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the requested date of issuance.  Subject to satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance in accordance with Issuing Bank’s standard operating procedures.  Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, Issuing Bank shall promptly notify each Lender with a Revolving Commitment of such issuance, and, if requested by a Lender, provide a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.4(e).

(c)   Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments.  In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.  As between Borrowers and Issuing Bank, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank’s rights or powers hereunder.  Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Issuing Bank to Borrowers.  Notwithstanding anything to the contrary contained in this Section 2.4(c), each Borrower shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(d)   Reimbursement by Borrowers of Amounts Drawn or Paid Under Letters of Credit.  In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify Borrowers and Administrative Agent, and Borrowers shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Borrowers shall have notified Administrative Agent and Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that Borrowers intend to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Borrowers shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders with Revolving Commitments to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders with Revolving Commitments shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Borrowers shall reimburse Issuing Bank, on written demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received.  Nothing in this Section 2.4(d) shall be deemed to relieve any Lender with a Revolving Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and each Borrower shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.4(d).

(e)   Lenders’ Purchase of Participations in Letters of Credit.  Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder.  In the event that Borrowers shall fail for any reason to reimburse Issuing Bank as provided in Section 2.4(d), Issuing Bank shall promptly notify each Lender with a Revolving Commitment of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the Revolving Commitments.  Each Lender with a Revolving Commitment shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first Business Day after the date notified by Issuing Bank.  In the event that any Lender with a Revolving Commitment fails to make available to Issuing Bank on such Business Day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.4(e), Issuing Bank shall be entitled to recover such amount on written demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate.  Nothing in this Section 2.4(e) shall be deemed to prejudice the right of any Lender with a Revolving Commitment to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section in the event that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank.  In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.4(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of all payments subsequently received by Issuing Bank from Borrowers in reimbursement of such honored drawing when such payments are received.  Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

(f)   Obligations Absolute.  The obligation of Borrowers to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.4(d) and the obligations of Lenders under Section 2.4(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Borrowers or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against Borrowers, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between a Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Parent or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(g)   Indemnification.  Without duplication of any obligation of Borrowers under Sections 2.20, 10.2 or 10.3, in addition to amounts payable as provided herein, each Borrower hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, out-of-pocket expenses and disbursements of outside counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction or (2) the wrongful dishonor by Issuing Bank of a proper written demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act; provided, that to the extent such claims, demands, liabilities, damages, losses, costs, charges and expenses relate to Taxes, they shall be subject to the provisions of Section 2.20.

(h)   Resignation and Removal of Issuing Bank.  An Issuing Bank may resign as Issuing Bank upon 60 days prior written notice to Administrative Agent, Lenders and Borrowers.  An Issuing Bank may be replaced at any time by written agreement among Borrowers, Administrative Agent, the replaced Issuing Bank (provided that no consent will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement Obligations with respect thereto outstanding) and the successor Issuing Bank.  Administrative Agent shall notify Lenders of any such replacement of such Issuing Bank.  At the time any such replacement or resignation shall become effective, Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank.  From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement or resignation of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.

(i)   Cash Collateral.  For purposes of this Agreement, providing “Cash collateral” or “Cash collateralization” for, or to “Cash collateralize” a Letter of Credit means to pledge and deposit with or deliver to Administrative Agent, for the benefit of Issuing Bank and Lenders funding a participation in Letters of Credit pursuant to Section 2.4(e), as collateral for the Obligations under the Letters of Credit, Cash in the currency in which the Letters of Credit are denominated and in an amount equal to the undrawn amount of such Letter of Credit and pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and Borrowers.  Borrowers hereby grant to Administrative Agent, for the benefit of Issuing Bank and each Lender funding a participation in Letters of Credit pursuant to Section 2.4(e), a security interest in all such Cash, deposit accounts and all proceeds of the foregoing. All Cash collateral shall be maintained with Administrative Agent for the benefit of Issuing Bank and each Lender in an account subject to an account control agreement in form and substance reasonably satisfactory to Administrative Agent.

(j)   Conflicts with Letter of Credit Documentation.  In the event of any conflict or inconsistency between the terms hereof and any Letter of Credit documentation, the terms hereof shall control and all representations, warranties or covenants contained in any Letter of Credit documentation shall be qualified in the manner and to the extent set forth herein mutatis mutandis and to the extent not contained herein shall be null and void.

2.5.   Pro Rata Shares; Availability of Funds.

(a)   Pro Rata Shares.  Subject to Section 2.22, all Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b)   Availability of Funds.  Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrowers a corresponding amount on such Credit Date.  If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate.  If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrowers and Borrowers shall promptly pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans.  Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.

2.6.   Use of Proceeds.  The proceeds of the Revolving Loans, if any, made on the Closing Date shall be applied by Borrowers to finance the Plan, which may include the refinancing of certain Indebtedness of Existing GGPI and its Subsidiaries, including, without limitation, the Matured Rouse Notes, and to pay fees, commissions and expenses in connection therewith. The proceeds of the Revolving Loans, Swing Line Loans and Letters of Credit made on and after the Closing Date may also be applied by Borrowers for working capital and general corporate purposes of Parent and its Subsidiaries.  No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

2.7.   Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)   Lenders’ Evidence of Debt.  Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrowers to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.  Any such recordation shall be conclusive and binding on Borrowers, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Borrowers’ Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)   Register.  Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Loans of each Lender from time to time (the “Register”).  The Register shall be available for inspection by Borrowers or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.  Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrowers and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Borrowers’ Obligations in respect of any Loan.  Borrowers hereby designate Administrative Agent to serve as Borrowers’ agent solely for purposes of maintaining the Register as provided in this Section 2.7, and Borrowers hereby agree that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c)   Notes.  If so requested by any Lender by written notice to Borrowers (with a copy to Administrative Agent) at least three Business Days prior to the Closing Date, or at any time thereafter, Borrowers shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to

Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrowers’ receipt of such notice) a Note or Notes to evidence such Lender’s Revolving Loan or Swing Line Loan, as the case may be.

2.8.   Interest on Loans.

(a)   Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)   in the case of Revolving Loans:

(1) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin; or

(ii)   in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin.

(b)   The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as Base Rate Loans only), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrowers and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, until the earlier of (i) the date on which Joint Lead Arrangers notify Borrowers that the primary syndication of the Loans and Revolving Commitments has been completed, as determined by Joint Lead Arrangers, and (ii) the date that is 60 days after the Closing Date, the Loans shall be maintained as either (1) Eurodollar Rate Loans having an Interest Period of no longer than one month or (2) Base Rate Loans.

(c)   In connection with Eurodollar Rate Loans there shall be no more than eight (8) Interest Periods outstanding at any time.  In the event Borrowers fail to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan).  In the event Borrowers fail to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrowers shall be deemed to have selected an Interest Period of one month.  As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrowers and each Lender.

(d)   Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)   Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to the day immediately preceding such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

(f)   Except to the extent funded with Revolving Loans deemed made pursuant to Section 2.4(d), Borrowers agree to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Borrowers at a rate equal to (i) for the period from the date one Business Day following the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans and (ii) thereafter, a rate determined in accordance with Section 2.10.

(g)   Interest payable pursuant to Section 2.8(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on written demand or, if no such demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.  Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.8(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit.  In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrowers.

2.9.   Conversion/Continuation.

(a)   Subject to Section 2.18 and so long as no Event of Default shall have occurred and then be continuing, Borrowers shall have the option:

(i)   to convert at any time all or any part of any Revolving Loan equal to $3,000,000 and integral multiples of $500,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, (x) a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrowers shall pay all amounts due under Section 2.18 in connection with any such conversion and (y) if a Default (but not an Event of Default) has occurred and is continuing, Borrowers may not elect an Interest Period longer than one month; or

(ii)   upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $3,000,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan; provided that if a Default (but not an Event of Default) has occurred and is continuing, Borrowers may not elect an Interest Period longer than one month.

(b)   Subject to Section 3.2(b), Borrowers shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan).  Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to effect a conversion or continuation in accordance therewith.  If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

2.10.   Default Interest.  Upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), the overdue principal amount of Loans outstanding and, to the extent permitted by applicable law, any overdue interest payments on the Loans or any overdue fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on written demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon written demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans.  Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.11.   Fees.

(a)   Borrowers agree to pay to Lenders having Revolving Exposure:

(i)   commitment fees equal to (1) the daily difference between (a) the Revolving Commitments and (b) the aggregate principal amount of (x) all outstanding Revolving Loans (for the avoidance of doubt, excluding Swing Line Loans) plus (y) the Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage; and

(ii)   letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Base Rate Loans, times (2) the aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.11(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(b)   Borrowers agree to pay directly to Issuing Bank, for its own account, the following fees:

(i)   a fronting fee equal to 0.250% per annum or such lesser amount as Borrowers and Issuing Bank may agree (which shall not be less than $500 per annum per Letter of Credit), times the aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and

(ii)   such documentary and processing charges and a courier delivery fee of $15 for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c)   All fees referred to in Section 2.11(a) and 2.11(b)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.

(d)   In addition to any of the foregoing fees, Borrowers agree to pay to Agents such other fees in the amounts and at the times separately agreed upon in writing.

2.12.   Scheduled Payments/Commitment Reductions.  The principal amounts of the Revolving Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full no later than the Revolving Commitment Termination Date.

2.13.   Voluntary Prepayments/Commitment Reductions.

(a)   Voluntary Prepayments.

(i)   Any time and from time to time:

(1)           with respect to Base Rate Loans, Borrowers may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount (or the remaining outstanding balance of such Loans);

(2)           with respect to Eurodollar Rate Loans, Borrowers may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $3,000,000 and integral multiples of $500,000 in excess of that amount (or the remaining outstanding balance of such Loans); and

(3)           with respect to Swing Line Loans, Borrowers may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $250,000, and in integral multiples of $50,000 in excess of that amount (or the remaining outstanding balance of such Loans).

(ii)   All such prepayments shall be made:

(1)           upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans;

(2)           upon not less than three Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans; and

(3)           upon written or telephonic notice on the date of prepayment, in the case of Swing Line Loans;

in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed by delivery of written notice thereof to Administrative Agent (and Administrative Agent will promptly transmit such original notice for Revolving Loans by facsimile, electronic mail or telephone to each Lender) or Swing Line Lender, as the case may be.  Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided, that any such notice may be conditioned on the consummation of a refinancing or other transaction and may be rescinded or postponed on or prior to the proposed prepayment date if such refinancing or other transaction is not consummated or is delayed.  Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

(b)   Voluntary Commitment Reductions.

(i)   Borrowers may, upon not less than three Business Days’ prior written or telephonic notice promptly confirmed by delivery of written notice thereof to Administrative Agent (which original written notice Administrative Agent will promptly transmit by facsimile, electronic mail or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction (after giving effect to any concurrent prepayments on such date); provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii)   Borrowers’ notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Borrowers’ notice and shall reduce the Revolving  Commitment of each Lender proportionately to its Pro Rata Share thereof; provided, that any such notice may be conditioned on the consummation of a refinancing or other transaction and may be rescinded or postponed on or prior to the proposed reduction date if such refinancing or other transaction is not consummated or is delayed.

2.14.   Intentionally Omitted.

2.15.   Application of Prepayments/Reductions.

(a)   Application of Voluntary Prepayments by Type of Loans.  Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by Borrowers in the applicable notice of prepayment; provided, in the event Borrowers fail to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

first, to repay outstanding Swing Line Loans to the full extent thereof;

second, to repay outstanding Revolving Loans to the full extent thereof; and

third, to Cash collateralize any outstanding Letters of Credit;

provided that application pursuant to clause second above shall be made with the objective of minimizing breakage costs, if any, that would be payable by Borrowers pursuant to Section 2.18(c).

(b)   Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans.  Any prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to Section 2.18(c).

2.16.   General Provisions Regarding Payments.

(a)   All payments by Borrowers of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 2:00 p.m. (New York City time) on the date due at the Principal Office of Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day.

(b)   All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans and Swing Line Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c)   Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d)   Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)   Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f)   Administrative Agent shall deem any payment by or on behalf of Borrowers hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) on the date due to be a non-conforming payment.  Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day.  Administrative Agent shall give prompt telephonic notice to Borrowers and each applicable Lender (confirmed in writing) if any payment is non-conforming.  Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a).  Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to

Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

(g)   If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents in respect of any of the Obligations shall be applied in accordance with the application arrangements described in Section 8.2.

2.17.   Ratable Sharing.  Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.  Borrowers expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.  The provisions of this Section 2.17 shall not be construed to apply to (a) any payment made by Borrowers pursuant to and in accordance with the express terms of this Agreement or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

2.18.   Making or Maintaining Eurodollar Rate Loans.

(a)   Inability to Determine Applicable Interest Rate.  In the event that Administrative Agent shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by facsimile, electronic mail or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be given as soon as reasonably practicable), and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded or converted into a request for borrowing of Base Rate Loans at Borrowers’ option, in each case without payment of any amount under Section 2.18(c).

(b)   Illegality or Impracticability of Eurodollar Rate Loans.  In the event that on any date any Lender shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by e-mail or by telephone confirmed in writing) to Borrowers and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender).  If Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting Requisite Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by each Affected Lender (which withdrawal shall be made as soon as reasonably practicable), (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrowers pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrowers pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrowers shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender).  Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

(c)   Compensation for Breakage or Non-Commencement of Interest Periods.  Borrowers shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrowers.

(d)   Booking of Eurodollar Rate Loans.  Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)   Assumptions Concerning Funding of Eurodollar Rate Loans.  Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

2.19.   Increased Costs; Capital Adequacy.

(a)   Compensation For Increased Costs and Taxes.  Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental or quasi-Governmental Authority (whether or not having the force of law) (a “Change in Law”): (i) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (ii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrowers shall promptly, but in no event more than ten (10) Business Days after such Lender’s demand, pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder, so long as such Lender generally requires similar obligors under other credit facilities of this type made available by such Lender to similarly so compensate such Lender.  Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)   Capital Adequacy Adjustment.  In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, promptly but in any event no more than ten (10) Business Days after receipt by Borrowers from such Lender of the statement referred to in the next sentence, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction, so long as such Lender generally requires similar obligors under other credit facilities of this type made available by such Lender to similarly so compensate such Lender. Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.20.   Taxes; Withholding, Etc.

(a)   Payments to Be Free and Clear.  All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by any Governmental Authority.

(b)   Withholding of Taxes.  If any Credit Party or any other Person (acting as a withholding agent) is (in such withholding agent’s reasonable good faith discretion) required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(b)) under any of the Credit Documents: (i) Borrowers shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as any Borrower becomes aware of it; (ii) Borrowers shall pay, or cause to be paid, any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) except for any deduction or withholding on account of any Taxes on the overall net income of any Lender or as otherwise provided in this Section 2.20, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrowers shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender (other than a Lender that becomes a Lender pursuant to Section 2.23) under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date), after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender), or after the date any such Lender designates a new lending office in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof, at the date of such Assignment Agreement or at the date such new lending office is designated, as the case may be, in respect of payments to such Lender; provided that additional amounts shall be payable to a Lender to the extent such Lender’s assignor (including a Lender that designates a new lending office) was entitled to receive such additional amounts; provided further, that no such additional amount shall be required to be paid to any Lender under clause (iii) above to the extent such amount is attributable to any United States federal withholding Tax under Sections 1471 through 1474 of the Internal Revenue Code, or any amended version or successor provision that is substantively comparable thereto, and, in each case, any regulations promulgated thereunder and any interpretation or other guidance issued in connection therewith.

(c)   Evidence of Exemption From U.S. Withholding Tax.  Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall, to the extent such Lender is legally able to do so, deliver to Administrative Agent for transmission to Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrowers or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN, W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrowers to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrowers to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents.  Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) and is not an exempt recipient within the meaning of Treasury Regulation Section 1.6049-4(c) shall deliver to Administrative Agent and Borrowers on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrowers two new original copies of Internal Revenue Service Form W-8BEN, W-8ECI, W-8EXP, W-8IMY and/or W-9 (or, in each case, any successor form), or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrowers to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence.  Borrowers shall not be required to pay any additional amount to any Non-US Lender under Section 2.20(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence required by the first sentence of this Section 2.20(c), or (2) to notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.20(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.20(c) shall relieve Borrowers of their obligation to pay any additional amounts pursuant this Section 2.20 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

(d)   Without limiting or duplicating the provisions of Section 2.20(a) or 2.20(b), Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law.  Borrowers shall deliver to Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(e)   Borrowers shall indemnify the Administrative Agent and any Lender for the full amount of Taxes for which additional amounts are required to be paid pursuant to Section 2.20(b) arising in connection with payments made under this Agreement or any other Credit Document and Other Taxes (including any such Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20(e)) paid by the Administrative Agent or Lender or any of their respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Credit Party shall be conclusive absent manifest error. Such payment shall be due within thirty (30) days of such Credit Party’s receipt of such certificate.

2.21.   Obligation to Mitigate.  Each Lender (which term shall include Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Borrowers agree to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above.  A certificate as to the amount of any such expenses payable by Borrowers pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrowers (with a copy to Administrative Agent) shall be conclusive absent manifest error.  Notwithstanding anything in Section 2.18, 2.19 or 2.20 to the contrary, Borrowers shall not be required to compensate a Lender pursuant to such Sections for any amount incurred or reductions suffered more than ninety (90) days prior to the date that such Lender obtains actual knowledge of the event that gives rise to such claim (except that, if the change giving rise to such claim is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof).

2.22.   Defaulting Lenders.  Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes a Defaulting Lender, then during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of any amendment, waiver or consent with respect to any provision of the Credit Documents that requires the approval of Requisite Lenders, and Borrowers shall pay to Administrative Agent such additional amounts of cash as reasonably requested by Issuing Bank or Swing Line Lender to be held as security for Borrowers’ reimbursement Obligations in respect of Letters of Credit and Swing Line Loans then outstanding (such amount not to exceed such Defaulting Lender’s obligations under Section 2.3 and 2.4) (after taking into account the reallocation of such Defaulting Lender’s participation obligations pro rata, among the non-Defaulting Lenders (so long as no such non-Defaulting Lender’s Revolving Exposure, after giving effect to such reallocation, exceeds its Revolving Commitment) provided for in the immediately succeeding sentence).  During any Default Period with respect to any Defaulting Lender, (a) any amounts that would otherwise be payable to such Defaulting Lender with respect to its Revolving Loans and Revolving Commitments under the Credit Documents (including, without limitation, voluntary and mandatory prepayments and fees) may, in lieu of being distributed to such Defaulting Lender, at the written direction of Borrowers to Administrative Agent, be retained by Administrative Agent and applied in the following order of priority: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent and to collateralize indemnification and reimbursement obligations of such Defaulting Lender in an amount reasonably determined by Administrative Agent, second, to the payment of any amounts owing by such Defaulting Lender to Swing Line Lender, third, to the payment of any amounts owing by such Defaulting Lender to Issuing Bank, and fourth, to the payment of the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender; (b) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender; and (c) any Revolving Loans to be made or participation interests with respect to Letters of Credit or Swing Line Loans shall first be reallocated to non-Defaulting Lenders holding Revolving Commitments (but not in excess of such Lenders’ Revolving Commitments) prior to the requirement that Borrowers provide Cash to secure the Borrowers’ reimbursement Obligations. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.22, performance by Borrowers of their Obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Lender becoming a Defaulting Lender or the operation of this Section 2.22.  The rights and remedies against a Defaulting Lender under this Section 2.22 are in addition to other rights and remedies which Borrowers may have against such Defaulting Lender as a result of it becoming a Defaulting Lender and which Administrative Agent or any Lender may have against such Defaulting Lender with respect thereto. Administrative Agent shall not be required to ascertain or inquire as to the existence of any Defaulting Lender. Notwithstanding any other provision of this Agreement to the contrary, solely to the extent that and so long as the application of Section 2.22(a) with respect to an Insolvency Defaulting Lender would violate the Bankruptcy Code or any final order of a court of competent jurisdiction entered pursuant to a bankruptcy or similar insolvency proceeding with respect to such Insolvency Defaulting Lender, Section 2.20(a) shall not apply with respect to such Insolvency Defaulting Lender, and any amounts that would otherwise be payable to such Insolvency Defaulting Lender under the Credit Documents (including without limitation, voluntary prepayments and fees) shall, to the extent permitted under applicable law and at the written direction of the Borrowers to Administrative Agent, be retained by Administrative Agent to collateralize the indemnification and reimbursement obligations of such Insolvency Defaulting Lender in an amount reasonably determined by Administrative Agent, in lieu of being distributed to such Insolvency Defaulting Lender.

2.23.   Removal or Replacement of a Lender.  Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrowers that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section  2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrowers’ request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrowers’ request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrowers may, by giving written notice to Administrative Agent and any Terminated Lender of their election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Borrowers shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender or a Non-Consenting Lender (and no fees shall be payable in connection with any such assignment from a Defaulting Lender); provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings under Letters of Credit that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, Borrowers shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20 or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Borrowers may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, arrangements reasonably satisfactory to such Issuing Bank (including (x) the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such Issuing Bank or (y) the depositing of Cash collateral into a cash collateral account, in each case in an amount not to exceed 103% of the face amount of all Letters of Credit of such Issuing Bank and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to each outstanding Letter of Credit issued by such Issuing Bank (or such outstanding Letter of Credit has been cancelled).  Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.  Each Lender agrees that if Borrowers exercise their option hereunder to cause an assignment by such Lender as a Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6.  In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6.

2.24.   Co-Borrowers.

(a)   Joint and Several Liability.  All Obligations of Borrowers under this Agreement and the other Credit Documents shall be joint and several Obligations of each Borrower.  Anything contained in this Agreement and the other Credit Documents to the contrary notwithstanding, the Obligations of each Borrower hereunder, solely to the extent that such Borrower did not receive proceeds of Loans from any borrowing hereunder, shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under section 548 of the Bankruptcy Code, 11 U.S.C. §548, or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of intercompany Indebtedness to any other Credit Party or Affiliates of any other Credit Party to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Credit Party hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Borrower pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Borrower and other Affiliates of any Credit Party of Obligations arising under the Guaranty by such parties.

(b)   Subrogation.  Until the Obligations shall have been paid in full in Cash, each Borrower shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy that it now has or may hereafter have against the other Borrowers or any other Guarantor of the Obligations.  Each Borrower further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Borrower may have against the other Borrowers, any collateral or security or any such other Guarantor, shall be junior and subordinate to any rights Collateral Agent may have against the other Borrowers, any such collateral or security, and any such other Guarantor.  Borrowers together desire to allocate among themselves, in a fair and equitable manner, their Obligations arising under this Agreement and the other Credit Documents.  Accordingly, in the event any payment or distribution is made on any date by any Borrower under this Agreement and the other Credit Documents (a “Funding Borrower”) that exceeds its Obligation Fair Share (as defined below) as of such date, that Funding Borrower shall be entitled to a contribution from the other Borrowers in the amount of such other Borrowers’ Obligation Fair Share Shortfalls (as defined below) as of such date, with the result that all such contributions will cause each Borrower’s Obligation Aggregate Payments (as defined below) to equal its Obligation Fair Share as of such date.  “Obligation Fair Share” means, with respect to a Borrower as of any date of determination, an amount equal to (i) the ratio of (X) the Obligation Fair Share Contribution Amount (as defined below) with respect to such Borrower to (Y) the aggregate of the Obligation Fair Share Contribution Amounts with respect to all Borrowers, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Borrowers under this Agreement and the other Credit Documents in respect of the Obligations guarantied.  “Obligation Fair Share Shortfall” means, with respect to a Borrower as of any date of determination, the excess, if any, of the Obligation Fair Share of such Borrower over the Obligation Aggregate Payments of such Borrower.  “Obligation Fair Share Contribution Amount” means, with respect to a Borrower as of any date of determination, the maximum aggregate amount of the Obligations of such Borrower under this Agreement and the other Credit Documents that would not render its Obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided that, solely for purposes of calculating the Obligation Fair Share Contribution Amount with respect to any Borrower for purposes of this Section 2.24, any assets or liabilities of such Credit Party arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or Obligations of contribution hereunder shall not be considered as assets or liabilities of such Borrower.  “Obligation Aggregate Payments” means, with respect to a Borrower as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Borrower in respect of this Agreement and the other Credit Documents (including in respect of this Section 2.24) minus (ii) the aggregate amount of all payments received on or before such date by such Borrower from the other Borrowers as contributions under this Section 2.24.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Borrower.  The allocation among Borrowers of their

Obligations as set forth in this Section 2.24 shall not be construed in any way to limit the liability of any Borrower hereunder or under any Credit Document.

(c)   Representative of Borrowers.  Each of LLC, GGPLP Pledgor, GGPLP RE Pledgor and GGPLPLLC Pledgor hereby appoints the Partnership as its agent, attorney-in-fact and representative for the purpose of (i) making any borrowing requests or other requests required under this Agreement, (ii) the giving and receipt of notices by and to Borrowers under this Agreement, (iii) the delivery of all documents, reports, financial statements and written materials required to be delivered by Borrowers under this Agreement, and (iv) all other purposes incidental to any of the foregoing.  Each of LLC, GGPLP Pledgor, GGPLP RE Pledgor and GGPLPLLC Pledgor agrees that any action taken by the Partnership as the agent, attorney-in-fact and representative of such Person shall be binding upon such Person to the same extent as if directly taken by such Person.

(d)   Allocation of Loans.  All Loans shall be made to the Partnership as borrower unless a different allocation of the Loans as among Borrowers with respect to any borrowing hereunder is included in the applicable Funding Notice.

(e)   Obligations Absolute.  Each Borrower hereby waives, for the benefit of Beneficiaries, to the maximum extent permitted by applicable law: (a) any right to require any Beneficiary, as a condition of payment or performance by such Borrower, to (i) proceed against any other Borrower, any Guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any other Borrower, any Guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any other Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any other Borrower or any Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any other Borrower or any Guarantor from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Obligations, except behavior which amounts to gross negligence, willful misconduct or bad faith or failure to duly credit to Borrowers payments actually received by  Lenders in full satisfaction of the Obligations (and which payments are not being contested or subject to ongoing proceedings for or an order directing disgorgement or reimbursement to Borrowers); (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Borrower’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Borrower’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims (except after payment in full of the Obligations, which payments are not being contested or subject to ongoing proceedings for or an order directing disgorgement or reimbursement to Borrowers), and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under this Agreement, the Secured Hedge Agreements, the Secured Bank Product Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to Borrowers and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof (other than payment in full of the Obligations, which payments are not being contested or subject to ongoing proceedings for or an order directing disgorgement or reimbursement to Borrowers).

SECTION 3.   CONDITIONS PRECEDENT

3.1.   Closing Date.  The obligation of each Lender or Issuing Bank, as applicable, to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a)   Credit Documents.  Administrative Agent and Joint Lead Arrangers shall have received sufficient copies of each Credit Document as Administrative Agent shall request, originally executed and delivered by each applicable Credit Party.

(b)   Organizational Documents; Incumbency.  Administrative Agent and Joint Lead Arrangers shall have received, in respect of each Credit Party, (i) copies of each Organizational Document as Administrative Agent shall reasonably request, and, to the extent applicable, certified as of the Closing Date or a recent date prior thereto by the appropriate Governmental Authority; (ii) signature and incumbency certificates of the officers of such Credit Party; (iii) copies of resolutions of the Board of Directors or similar governing body of such Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation, each dated the Closing Date or a recent date prior thereto.

(c)   Confirmation Order.  The Bankruptcy Court shall have entered an order (the “Confirmation Order”) confirming the plan of reorganization of Existing GGPI, the Partnership, the LLC and the Debtor Subsidiaries in accordance with section 1129 of the Bankruptcy Code, which plan of reorganization shall not have been modified or amended in any manner materially adverse to the interests of Administrative Agent and Lenders, taken as a whole, from the Plan, the Confirmation Order shall be in full force and effect (without waiver of the 14 day period set forth in Bankruptcy Rule 3020(e)) as of the Closing Date and shall not be subject to a stay of effectiveness. The time to appeal, petition for certiorari or move for reargument or rehearing of the Confirmation Order shall have expired and no appeal, petition for certiorari or other proceedings for reargument or rehearing shall be pending. If an appeal, writ of certiorari, reargument or rehearing of the Confirmation Order has been sought, the Confirmation Order shall have been affirmed by the highest court to which it has been appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification thereof materially adverse to the interests of Administrative Agent and Lenders, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired. The effective date of the plan of reorganization of Existing GGPI, the Partnership, the LLC and the Debtor Subsidiaries shall have occurred or shall occur substantially simultaneously with the Closing Date and substantial consummation of such plan (including the payment of any Indebtedness as and when contemplated by the Plan) shall have occurred or shall be scheduled to occur but for the funding of the Loans and the use of proceeds thereof. The Closing (as defined in that certain Amended and Restated Cornerstone Investment Agreement effective as of March 31, 2010, between Existing GGPI and REP Investments LLC (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Cornerstone Agreement”)) shall occur concurrently with the initial funding of the Loans and no provision of the Cornerstone Agreement shall have been amended or waived in any respect materially adverse to the Lenders without the prior or concurrent written consent of the Joint Lead Arrangers, such consent not to be unreasonably withheld.

(d)   Real Estate Assets.  In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in certain Real Estate Assets, Collateral Agent shall have received from each applicable Credit Party fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(d) (each, a “Closing Date Mortgaged Property”).

(e)   Personal Property Collateral.  In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the Capital Stock listed on Schedule 3.1(e) (the “Closing Date Pledged Property”), each Pledgor shall have (i) delivered to Collateral Agent a fully executed counterpart of the Pledge Agreement and authorized the filing of UCC financing statements describing such Closing Date Pledged Property and delivered any certificated Closing Date Pledged Property as provided therein and (ii) executed and delivered or caused to be executed and delivered any other documents and instruments required to perfect Collateral Agent’s First Priority security interests in the Collateral to the extent required by the Credit Documents.

(f)   Title Reports; Surveys.  Collateral Agent shall have received (i) title reports with respect to each Closing Date Mortgaged Property and (ii) copies of any existing surveys of the Closing Date Mortgaged Properties in Borrowers’ possession.

(g)   Environmental Reports.  To the extent requested and in Borrowers’ possession, Administrative Agent and Joint Lead Arrangers shall have received (or been provided access to) existing Phase I environmental reports with respect to each of the Closing Date Mortgaged Properties.

(h)   Financial Statements.  Administrative Agent shall have received unaudited consolidated balance sheets and related statements of income and cash flows of Existing GGPI for each Fiscal Quarter of 2010 ended more than 60 days prior to the Closing Date, and certified by the chief financial officer of Existing GGPI that they fairly present, in all material respects, the financial condition of Existing GGPI as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

(i)   Evidence of Insurance.  Collateral Agent shall have received a certificate from the applicable Credit Party’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with customary insurance certificates naming Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5.

(j)   Opinions of Counsel to Credit Parties.  Agents and Lenders and their respective counsel shall have received custonary written opinions of (i) Weil, Gotshal & Manges LLP, counsel for Credit Parties, and Borrowers’ general counsel as to such matters as Administrative Agent may reasonably request, dated as of the Closing Date, and (ii) counsel (which counsel shall be satisfactory to Collateral Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case, in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

(k)   Fees.  Lenders, Administrative Agent and Joint Lead Arrangers shall have received all fees due as of the Closing Date under the Credit Documents and the Fee Letter, and all expenses required to be paid under the Credit Documents and the Fee Letter for which invoices have been presented at least three business days prior to the Closing Date.

(l)   Solvency Certificate.  On the Closing Date, Administrative Agent and Joint Lead Arrangers shall have received a Solvency Certificate from Parent and Borrowers on behalf of all Credit Parties.

(m)   Closing Date Certificate.  Parent and Borrowers shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(n)   Intentionally Omitted.

(o)   No Restriction.  To the extent any Indebtedness remains outstanding (whether by reinstatement, amendment, consent or otherwise) pursuant to the Plan, no term (as reinstated, amended or otherwise existing) of any such Indebtedness shall prohibit or otherwise restrict the Loans and Commitments hereunder, the transactions contemplated hereby and by the other Credit Documents or the Liens granted to Collateral Agent under the Collateral Documents.

(p)   Completion of Proceedings.  All partnership, corporate and other proceedings required to authorize the transactions contemplated hereby shall have been completed, and Administrative Agent and its counsel shall have received copies of all documents incidental thereto as Administrative Agent may reasonably request.

(q)   PATRIOT Act.  Administrative Agent and Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “PATRIOT Act”); provided such information shall have been requested at least ten (10) days prior to the Closing Date.

(r)   UCC Lien, Judgment and Tax Lien Search Results.  Administrative Agent shall have received the results of recent UCC Lien, judgment and tax Lien searches in each relevant jurisdiction with respect to each of the Credit Parties, and such search results shall reveal no Liens on any of the assets of the Credit Parties, except for Liens permitted by the Plan, Permitted Liens or Liens to be discharged on or prior to the Closing Date.

(s)   No Material Adverse Effect.  No Material Adverse Effect (as defined in the Cornerstone Agreement) shall have occurred.

3.2.   Conditions to Each Credit Extension.

(a)   Conditions Precedent.  The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i)   Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

(ii)   after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;

(iii)   as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and  correct in all material respects on and as of such earlier date;

(iv)   as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

(v)   on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit;

provided, that the conditions set forth in clauses (iii) and (iv) above shall not apply in the case of extensions, renewals or amendments of Letters of Credit not resulting in an increase in the face amount thereof.

(b)   Notices.  Any Notice shall be executed by an Authorized Officer of Borrowers in a writing delivered to Administrative Agent.  In lieu of delivering a Notice, Borrowers may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion or continuation of any Loan or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the close of business on the date that the telephonic notice is given.  In the event of a discrepancy between the telephone notice and the written Notice, the written Notice shall govern.  In the case of any Notice that is irrevocable once given, if Borrowers provide telephonic notice in lieu thereof, such telephonic notice shall also be irrevocable once given.  Neither Administrative Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Authorized Officer of any Borrower or for otherwise acting in good faith, including, without limitation, as a result of a discrepancy between a telephonic notice and a subsequent written Notice.

SECTION 4.   REPRESENTATIONS AND WARRANTIES

In order to induce Agents, Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent, Lender and Issuing Bank, on the Closing Date and on each Credit Date (other than the extension, renewal or amendment of Letters of Credit not resulting in an increase in the face amount thereof), as follows (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the effective date of the Plan as contemplated hereby):

4.1.   Organization; Requisite Power and Authority; Qualification.  Each of Parent and its Subsidiaries (a) is duly organized and validly existing under the laws of its jurisdiction of organization as identified in Schedule 4.1 except (i) as the result of any transaction permitted under Section 6.8(g) or (l) or (ii) where the failure of such Person (other than the Credit Parties) to be so organized or validly existing has not had, and could not reasonably be expected to have, a Material Adverse Effect, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, except where the failure of such Person (other than the Credit Parties) to do so has not had, and could not reasonably be expected to have, a Material Adverse Effect, and (c) is qualified to do business and in good standing in its jurisdiction of organization and every jurisdiction where necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2.   Capital Stock and Ownership.  Schedule 4.2 correctly sets forth in all material respects the ownership interest of Parent and each of its Subsidiaries in their respective Subsidiaries and Joint Ventures as of the Closing Date after giving effect to the Plan.  From and after the Closing Date, Schedule 4.2 (as supplemented from time to time in accordance with Section 5.8) correctly sets forth in all material respects the ownership interest of Parent and each of its Subsidiaries in their respective Subsidiaries and Joint Ventures; provided that any Subsidiary or Joint Venture that is sold, transferred or otherwise disposed of pursuant to an Asset Sale, or is merged, consolidated or amalgamated out of existence pursuant to a transaction, in each case permitted by Section 6.8 shall be presumptively deleted from such Schedule solely for purposes of this sentence.

4.3.   Due Authorization.  The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4.   No Conflict.  The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the borrowing of the Loans, the issuances of Letters of Credit and the use of proceeds thereof do not and will not (a) violate (i) in any material respect any provision of any law or any governmental rule or regulation applicable to Parent or any of its Subsidiaries, (ii) any of the Organizational Documents of Parent or any of its Subsidiaries, or (iii) in any material respect any order, judgment or decree of any court or other agency of government binding on Parent or any of its Subsidiaries; (b) conflict in any material respect with, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any Material Contract; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of the Secured Parties, and/or Permitted Liens).

4.5.   Governmental Consents.  The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the borrowing of the Loans, the issuances of Letters of Credit and the use of proceeds thereof do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for (a) the entry of the Confirmation Order by the Bankruptcy Court, (b) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date, (c) any such approvals or consents the failure of which to obtain could not reasonably be expected to have a material adverse effect on any of the Collateral or any of the Underlying Collateral Properties and (d) any other approvals or consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

4.6.   Binding Obligation.  Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7.   Historical Financial Statements.  The Historical Financial Statements were prepared in all material respects in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

4.8.   Projections.  On and as of the Closing Date, the projections of Parent and its Subsidiaries for the period of Fiscal Year 2010 through and including Fiscal Year 2015 (the “Projections”) were prepared in good faith and are based on reasonable assumptions made by the management of Parent at the time prepared; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material.

4.9.   No Material Adverse Effect.  Since December 31, 2009, no event, circumstance or change has occurred that has had, or could reasonably be expected to have, either in any case or in the aggregate, a Material Adverse Effect after giving effect to any change resulting from the consummation of the Plan and each transaction specifically contemplated thereby (including the spin-off of Spinco) in accordance with its terms, the consummation of the transactions specifically contemplated in the Investment Agreements in accordance with their terms; provided, that no fact or circumstance disclosed in the Plan, the disclosure statements filed with respect to the Plan and other documents related thereto that have been delivered to Administrative Agent prior to the Closing Date shall constitute a Material Adverse Effect.

4.10.   Adverse Proceedings, Etc.  There are no Adverse Proceedings that could reasonably be expected to have a Material Adverse Effect.  Neither Parent nor any of its Subsidiaries is subject to or in material default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority which could reasonably be expected to result, individually or in the aggregate, in an Event of Default under Section 8.1(h).

4.11.   Payment of Taxes.  Except as otherwise permitted under Section 5.3, all federal and other material Tax returns and reports of Parent and its Subsidiaries required to be filed by any of them have been timely filed (taking into account any extension of the due date thereof), all such Tax returns are true and accurate in all material respects, and all material amounts of Taxes shown on such Tax returns to be due and payable and all material assessments, fees and other material governmental charges upon Parent and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable.

4.12.   Properties.

(a)   Title.  Except as set forth on Schedule 4.12, each of Parent and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property)

and (iv) good title to (in the case of all other personal property), (x) all of the Collateral and Underlying Collateral Properties and (y) all of their other respective properties and assets (other than any Special Consideration Properties) reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, except in the case of this clause (y) where the failure to have such right, title, interest or licensed right could not reasonably be expected to have a Material Adverse Effect and, in each case of clauses (x) and (y), except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.8.  Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b)   Intellectual Property.  Except as could not reasonably be expected to have a Material Adverse Effect, (i) each of Parent and its Subsidiaries owns, is licensed to use, or otherwise has the right to use, all intellectual property necessary for the conduct of its business as currently conducted, (ii) no claim has been asserted and is pending by any Person challenging or questioning the use of any intellectual property or the validity or effectiveness of any intellectual property owned or licensed by Parent and its Subsidiaries, nor does any of Parent or any of its Subsidiaries know of any valid basis for any such claim and (iii) the use of intellectual property necessary for the conduct of its business as currently conducted by each of Parent and its Subsidiaries does not infringe on the rights of any Person.

4.13.   Environmental Matters.  Neither Parent nor any of its Subsidiaries nor any of their respective Real Estate Assets are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that (a) in the case of any Designated Environmental Properties, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on any such Designated Environmental Property or (b) in the case of all other Real Estate Assets, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Neither Parent nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law that (i) in the case of any Designated Environmental Properties, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on any such Designated Environmental Property or (ii) in the case of all other Real Estate Assets, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  To the best knowledge of the Credit Parties, there have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subsidiaries that (x) in the case of any Designated Environmental Properties, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on any such Designated Environmental Property or (y) in the case of all other Real Estate Assets, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Neither Parent nor any of its Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Parent or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and, to the Credit Parties’ best knowledge, none of Parent’s or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, except in each case as could not reasonably result a violation of

Environmental Laws and a material adverse effect to a Designated Environmental Property or the owner thereof.  Compliance with all current Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  No event or condition has occurred or is occurring with respect to Parent or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.14.   No Defaults.  Neither Parent nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Material Contracts, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

4.15.   Intentionally Omitted.

4.16.   Governmental Regulation.  Neither Parent nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.  Neither Parent nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.17.   Employee Matters.  Neither Parent nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.  There is (a) no unfair labor practice complaint pending against Parent or any of its Subsidiaries, or to the knowledge of Parent and Borrowers, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Parent or any of its Subsidiaries or to the knowledge of Parent and Borrowers, threatened in writing against any of them, (b) no strike or work stoppage in existence or threatened in writing involving Parent or any of its Subsidiaries, and (c) to the knowledge of Parent and Borrowers, no union representation question existing with respect to the employees of Parent or any of its Subsidiaries and, to the knowledge of Parent and Borrowers, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

4.18.   Employee Benefit Plans. Except as could not reasonably be expected to have a Material Adverse Effect, (a) Parent, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of applicable law, including, without limitation, ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan; (b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified, and each trust forming a part of any such Employee Benefit Plan that is intended to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code is so exempt; (c) no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Parent, any of its Subsidiaries or any of their ERISA Affiliates; (d) no ERISA Event has occurred or is reasonably expected to occur; (e) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Parent, any of its Subsidiaries or any of their respective ERISA Affiliates; (f) the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Parent, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan; (g) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Parent, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero; and (h) Parent, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.19.   Solvency.  (i) Parent and its Subsidiaries, taken as a whole, and (ii) the Credit Parties, taken as a whole, in each case, are Solvent.

4.20.   Security Documents.

(a)   Pledge Agreement.  The Pledge Agreement is effective to create in favor of Collateral Agent for the benefit of Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral (as defined in the Pledge Agreement) and (i) when financing statements and other filings in appropriate form are filed and (ii) upon the taking of possession by Collateral Agent of certificates, if any, representing the Collateral (as defined in the Pledge Agreement), the Liens created by the Pledge Agreement shall constitute fully perfected Liens on all right, title and interest of the Pledgors in the Collateral (as defined in the Pledge Agreement), in each case subject to no Liens other than Qualified Permitted Liens.

(b)   Mortgages.  Each Mortgage is effective to create, in favor of Collateral Agent, for its benefit and the benefit of Secured Parties, legal, valid and enforceable First Priority Liens on all of Credit Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the appropriate offices specified in the local counsel opinions delivered with respect thereto, the Mortgages shall constitute fully perfected Liens on all right, title and interest of Credit Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Permitted Liens; provided, however, that no default under this Section 4.19(b) shall be deemed to arise with respect to Mortgaged Properties having, individually or in the aggregate, an equity value less than $25,000,000 so long as (i) the failure to duly perfect the Lien of the Mortgages as otherwise contemplated herein is a result of an inadvertent error in the form or filing of the Mortgages or as a result of an act or omission of Collateral Agent, and (ii) any such error is corrected and such Mortgages constitute fully perfected First Priority Liens on such Mortgaged Properties within ten (10) days after the applicable Credit Party is notified or otherwise obtains knowledge of such error.

(c)   Valid Liens.  Each Collateral Document delivered pursuant to Section 5.9 will, upon execution and delivery thereof, be effective to create in favor of Collateral Agent, for the benefit of Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of Credit Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession by Collateral Agent of certificates, if any, representing the Collateral (as defined in the Pledge Agreement), such Collateral Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of Credit Parties in such Collateral, in each case subject to no Liens other than (A) Qualified Permitted Liens, in the case of the Pledged Properties and (B) Permitted Liens, in the case of the Mortgaged Properties; provided, however, that no default under this Section 4.19(c) shall be deemed to arise with respect to Mortgaged Properties having, individually or in the aggregate, an equity value less than $25,000,000 so long as (i) the failure to duly perfect the Lien under any Mortgage as otherwise contemplated herein is a result of an inadvertent error in the form or filing of the Mortgages or as a result of an act or omission of Collateral Agent, and (ii) any such error is corrected and such Mortgages constitute fully perfected First Priority Liens on such Mortgaged Properties within ten (10) days after the applicable Credit Party is notified or otherwise obtains knowledge of such error.

4.21.   Compliance with Statutes, Etc.  Each of Parent and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Parent or any of its Subsidiaries), except such non-compliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.22.   Disclosure.  No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements (other than any projections, pro forma financial information, other forward-looking information and information of a general economic or industry-specific nature) furnished to any Agent or Lender by or on behalf of Parent or any of its Subsidiaries for use in connection with the transactions contemplated hereby, when taken as a whole, contained at the time furnished any untrue statement of a material fact or omitted to state a material fact (known to Parent or Borrowers, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made.  Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Parent or Borrowers to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

4.23.   PATRIOT Act.  To the extent applicable, each Credit Party is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the PATRIOT Act.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.24.   Sanctioned Persons.  None of Parent or any of its Subsidiaries nor, to the knowledge of Parent or any Borrower, (i) any director, officer, agent or employee of Parent or any of its Subsidiaries, or (ii) any Affiliate that is Controlled by Parent or any of its Subsidiaries, or (iii) any other Affiliate of Parent (except to the extent in the case of this clause (iii) that Parent has complied with the filing or notification requirements, if any, under OFAC in connection with or as a result of such Person’s acquisition of Capital Stock of Parent), is currently subject to any U.S. sanctions administered by OFAC.  Borrowers will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

4.25.   Use of Proceeds.  The proceeds of the Loans shall be used for purposes permitted by Section 2.6.

4.26.   REIT Status.  Beginning with its taxable year ending December 31, 2010, (a) Parent has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, (b) Parent’s proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, (c) Parent has not revoked its election to be taxed as a REIT and such election has not been terminated, and (d) Parent has not engaged in any “prohibited transaction” as defined for purposes of Section 857(b)(6) of the Internal Revenue Code that could have a Material Adverse Effect.

4.27.   Insurance.  The insurance coverages required by Section 5.5 have been obtained and are in effect as of the Closing Date.

SECTION 5.   AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent Obligations for which no claim has been made) and cancellation or expiration or Cash collateralization in accordance with Section

2.4(i) of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1.   Financial Statements and Other Reports.  Parent will deliver to Administrative Agent (for further distribution to Lenders), which delivery may be made in accordance with Section 10.1(b):

(a)   Quarterly Financial Statements.  As soon as available, and in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 2011, the consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of Parent and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (the making of such comparisons to commence with the financial statements delivered for the Fiscal Quarter ending March 31, 2012), in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(b)   Annual Financial Statements.  As soon as available, and in any event within one hundred five (105) days after the end of each Fiscal Year, commencing with the Fiscal Year in which the Closing Date occurs, (i) the consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and cash flows of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year (the making of such comparisons to commence with the financial statements delivered for the Fiscal Year ending December 31, 2012), in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Deloitte & Touche LLP, any other “Big Four” accounting firm selected by Parent, or any other independent certified public accountants of recognized national standing selected by Parent and reasonably satisfactory to Administrative Agent (which report and/or the accompanying financial statements shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(c)   Compliance Certificate.  Together with each delivery of financial statements of Parent and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate (including notices of any material damage, destruction or condemnation of any Collateral);

(d)   Notice of Default.  Promptly upon any Authorized Officer of Parent or any Borrower obtaining actual knowledge (i) of any condition or event that constitutes a Default or an Event of Default; (ii) the occurrence of any environmental event that has had or could reasonably be expected to have a Material Adverse Effect; or (iii) of the occurrence of any event or change that has had, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, and what action, if any, any Borrower has taken, is taking and proposes to take with respect thereto;

(e)   Notice of Litigation.  Promptly upon any Authorized Officer of Parent or any Borrower obtaining actual knowledge of (i) any Adverse Proceeding not previously disclosed in writing by Borrowers to Lenders, or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), could be reasonably expected to have a Material Adverse Effect, written notice thereof together with such other non-privileged information as may be reasonably available to Parent or Borrowers to enable Lenders and their counsel to evaluate such matters;

(f)   ERISA.  (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that could reasonably be expected to result in liability in excess of $5,000,000, a written notice specifying the nature thereof, what action Parent, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan that could reasonably be expected to result in liability in excess of $5,000,000; (2) all notices received by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(g)   Budget.  As soon as practicable and in any event no later than ninety (90) days after the beginning of each Fiscal Year, a budget for Parent and its Subsidiaries for such Fiscal Year in the form of Exhibit K hereto, or otherwise in form and substance reasonably satisfactory to Administrative Agent (a “Budget”), with appropriate presentation and discussion of the principal assumptions upon which such Budget is based;

(h)   Information Regarding Collateral.  At the time of delivery of financial statements in accordance with Section 5.1(a) and within sixty (60) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2010), Borrowers will furnish to Collateral Agent prompt written notice of any change during the 90-day period prior to such delivery date (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate structure, (iii) in any Credit Party’s jurisdiction of organization or (iv) in any Credit Party’s Federal Taxpayer Identification Number or state organizational identification number;

(i)   Other Information.  Such other information and data with respect to Parent or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender (acting through Administrative Agent); and

(j)   Certification of Public Information.  Parent, each Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Parent or any Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders.  Each of Parent and each Borrower agrees to clearly designate all information provided to Administrative Agent by or on behalf of Parent or Borrowers which is suitable to make available to Public Lenders.  If Parent has not, or Borrowers have not, as applicable, indicated whether a document or notice delivered pursuant to this Section 5.1 contains Non-Public Information, Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to Parent, its Subsidiaries and their securities.

5.2.   Existence.  Except as otherwise permitted under Section 6.8, each Credit Party shall, and shall cause each of its Material Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party (other than any Borrower with respect to existence) or any of its Material Subsidiaries shall be required to preserve any such existence, right or franchise, licenses or permits if (a) such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders or (b) solely in the case of rights, franchises, licenses and permits, the failure to maintain such could not reasonably be expected to have a Material Adverse Effect.

5.3.   Payment of Taxes, Claims, and Obligations.  Each Credit Party shall, and shall cause each of its Subsidiaries to, (a) other than with respect to obligations that upon becoming a Lien would result in a Default under Section 6.2(b) or 6.2(c) do not exceed $50,000,000 in the aggregate, pay its material obligations (other than Indebtedness) in accordance with their terms, pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises, and pay all claims (including claims for labor, services, materials and supplies), in each case either (i) prior to such sums becoming, or having a reasonable likelihood of becoming, a Lien upon any of its properties or assets; or (ii) within 30 days from the date such sums first become overdue, unless, in each case, the applicable Credit Party has initiated and is maintaining a Good Faith Contest with respect to such matter; and (b) perform or comply with, as the case may be, all its Obligations in the manner specified in this Agreement and the other Credit Documents.  No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Parent or any of its Subsidiaries).

5.4.   Maintenance and Operation of Properties.  Except (a) with respect to the Special Consideration Properties, or (b) as otherwise permitted under Section 6.8, each Credit Party shall, and shall cause each of its Material Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, as determined in Parent’s reasonable business judgment, ordinary wear and tear and casualty and condemnation excepted, all material properties used or useful in the business of Parent and its Material Subsidiaries and (i) from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof as determined in Parent’s reasonable business judgment, and (ii) operate such properties in the ordinary course of business.

5.5.   Insurance.  Parent will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, property and business of Parent and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.  Without limiting the generality of the foregoing, Parent will maintain or cause to be maintained replacement value casualty insurance on the Mortgaged Properties under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses.  Each such policy of insurance in respect of the Mortgaged Properties shall (i) name Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and provide for at least thirty (30) days’ prior written notice to Collateral Agent of any modification or cancellation of such policy (other than non-payment, which shall be ten (10) days’ prior written notice).

5.6.   Books and Records; Inspections.  Each Credit Party shall, and shall cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct shall be made to enable the preparation of the financial statements entries in conformity in all material respects with GAAP.  Each Credit Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent and any Lender (when accompanying Administrative Agent) to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants; provided, that the representatives of such Credit Party shall be given the opportunity to be present at or participate in any such discussion, all upon reasonable notice and at such reasonable times during normal business hours; provided further that, unless an Event of Default has occurred and is continuing, (a) Borrowers shall not be required to pay the expense of any such visit and (b) only two such visits shall be permitted during any Fiscal Year.

5.7.   Compliance with Laws and Material Contracts.  Each Credit Party shall comply, and shall cause each of its Subsidiaries and use commercially reasonable efforts to cause all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all

Environmental Laws), except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Each Credit Party shall, and shall cause each of its Subsidiaries to, comply and perform in all material respects in accordance with the terms and conditions of all Material Contracts; provided, that such material breach of a Material Contract shall not constitute a default under this Section 5.7 if such breach is cured within 30 days after the applicable Credit Party or Subsidiary obtains knowledge of such failure.

5.8.   Additional Guarantees.  In the event that any Material Real Estate Asset or Capital Stock is required to be pledged to Collateral Agent in accordance with Section 5.9, Borrowers shall (a) promptly, but in no event later than thirty (30) days following the acquisition of such Material Real Estate Asset or Capital Stock, cause the applicable Domestic Subsidiary of Parent owning such Material Real Estate Asset or Capital Stock, if not already a Guarantor hereunder, to become a Guarantor hereunder and, if applicable, a Pledgor under the Pledge Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by Collateral Agent, including those which are similar to those described in Sections 3.1(b) and 3.1(k).  With respect to each Subsidiary required to become a Guarantor which is formed or acquired after the Closing Date, Borrowers shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Parent, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Parent; and such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.

5.9.   Additional Collateral.  In the event that any Credit Party acquires a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party shall promptly, but in no event later than thirty (30) days following the acquisition of such Material Real Estate Asset, take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates, including those which are similar to those described in Sections 3.1(e), 3.1(f), 3.1(g) and 3.1(h) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority Lien on such Material Real Estate Assets (or if a Lien on any such Real Estate Asset cannot be provided, a First Priority perfected Lien on the Capital Stock of the Subsidiary that owns a direct interest in such Real Estate Asset; provided that if such Subsidiary is a Foreign Subsidiary, the Domestic Subsidiary owning such Foreign Subsidiary (directly or through other Foreign Subsidiaries) shall grant a First Priority perfected Lien on the Capital Stock of any such directly-owned Foreign Subsidiary, which Lien shall be limited to (A) 66% of the voting Capital Stock of such Foreign Subsidiary and (B) 100% of the non-voting Capital Stock of such Subsidiary), in each case, subject to Permitted Liens; provided that neither Parent nor any other Credit Party shall be required to provide or cause to be provided such additional Collateral (or Guarantees pursuant to Section 5.8) if (i) at the time of acquisition of such Material Real Estate Asset or Capital Stock, the ratio of (A) the aggregate Value of all Collateral securing the Secured Obligations (determined as of the most recent Fiscal Quarter or Fiscal Year for which financial statements are available) to (B) the aggregate Revolving Commitments of all Lenders is at least 4.00 to 1:00 or (ii) any existing Contractual Obligations assumed or entered into by Parent or any such Subsidiary to effectuate or reasonably facilitate the acquisition of such Material Real Estate Assets (including Contractual Obligations governing non-Wholly Owned Subsidiaries or Joint Ventures and Indebtedness permitted to be incurred pursuant to Section 6.1) prohibits the granting of such Lien.

5.10.   Use of Proceeds.  The Borrowers shall use the proceeds of the Loans solely for the purposes permitted by Section 2.6.

5.11.   Maintenance of REIT Status.  Parent and each of its Material REIT Subsidiaries shall (a) solely in the case of Parent, on or before September 15, 2011, elect REIT status for the 2010 tax year, take all actions necessary to qualify as a REIT beginning with such year, and maintain its status as a REIT at all times after the effective date of such election, (b) in the case of each Material REIT Subsidiary, maintain its status as a REIT, (c) not revoke its election to be taxed as a REIT or cause or allow such election to be terminated, and (d) not engage in any “prohibited transaction” as defined for purposes of Section 857(b)(6) of the Internal Revenue Code that could reasonably be expected to have a Material Adverse Effect; provided, however, that the foregoing shall not prohibit any Material REIT Subsidiary from engaging in any transaction permitted under Section 6.8(g) or otherwise failing to maintain its election to be taxed as a REIT, in each case, so long as such action does not result in a material adverse tax impact that is not reasonably compensated or offset by other material benefits to Parent or its Subsidiaries from such action.

5.12.   Further Assurances.  At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents.  In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Secured Obligations are guarantied by the Guarantors and are secured by the Mortgaged Properties and the Pledged Properties (subject to (i) limitations contained in Section 5.8 with respect to certain Real Estate Assets and Capital Stock acquired after the Closing Date and (ii) any transactions permitted under Section 6.8).

5.13.   Intentionally Omitted.

5.14.   Environmental Compliance. The Parent shall, and shall cause each of its Subsidiaries to:

(a)   Keep and maintain (i) all Designated Environmental Properties in material compliance with any Environmental Laws unless the failure to so comply would not be reasonably expected to result in a material adverse effect to such Designated Environmental Property or the owner thereof and (ii) all other Real Estate Assets in compliance with any Environmental Laws except to the extent such noncompliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)   Promptly (i) cause the removal of any Hazardous Materials Released in, on or under (x) any Designated Environmental Properties that are in violation of any Environmental Laws and which could be reasonably expected to have a material adverse effect on such Designated Environmental Property or the owner thereof or (y) any other Real Estate Assets that are in violation of any Environmental Laws and which could be reasonably expected to result in a Material Adverse Effect, and (ii) cause any remediation required by any Environmental Laws or Governmental Authority to be performed, (x) except where the failure to so cause such removal or remediation with respect to any Designated Environmental Property could not reasonably be expected to have a material adverse effect on such Designated Environmental Property or (y) except where the failure to so cause such removal or remediation with respect to any other Real Estate Assets could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, that no such action shall be required if any action is subject to a Good Faith Contest.  In the course of carrying out such actions, Borrowers shall provide Administrative Agent with such periodic information and notices regarding the status of investigation, removal, and remediation, as Administrative Agent may reasonably require; provided, Borrowers shall not be required to provide such information and notices where doing so could reasonably be expected to void any privilege attached to such information or notices; and

(c)   Promptly advise Administrative Agent in writing of any of the following: (i) any Environmental Claims known to Borrowers that could be reasonably expected to result in (x) a material adverse effect on any Designated Environmental Property or (y) in the case of any other Real Estate Assets, a Material Adverse Effect; (ii) the receipt of any notice of any alleged violation of Environmental Laws with respect to any Designated Environmental Property or any other Real Estate Assets (and Borrowers shall promptly provide Administrative Agent with a copy of such notice of violation), provided that such alleged violation, if true (and if any release of the Hazardous Materials alleged therein were not promptly remediated), would result in a breach of subsections (a) or (b) above; and (iii) the discovery of any occurrence or condition on any Designated Environmental Properties or other Real Estate Assets that could cause such Designated Environmental Properties, such other Real Estate Assets or any part thereof to be in violation of clauses (a) or, if not promptly remediated, (b) above.  If Administrative Agent, Issuing Lender and/or any Lender shall be joined in any legal proceedings or actions initiated in connection with any Environmental Claims, each Credit Party shall indemnify, defend, and hold harmless such Person in accordance with Section 10.3.

5.15.   Post Closing Obligations.  Each of the Credit Parties shall satisfy the requirements set forth on Schedule 5.15 on or before the date specified for such requirement or such later date to be determined by Administrative Agent.

SECTION 6.   NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent Obligations for which no claim has been made) and cancellation or expiration or Cash collateralization in accordance with Section

2.4(i) of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1.   Indebtedness.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a)   the Obligations;

(b)   intercompany Indebtedness among Parent and its Subsidiaries incurred (i) in the ordinary course of business (including transactions in the ordinary course of business in accordance with the Consolidated Cash Management System and intercompany Indebtedness in lieu of an Investment otherwise permitted under Section 6.6) or (ii) outside the ordinary course of business in connection with tax, accounting, corporate structuring or reorganization or similar transactions together with refinancings thereof to the extent such refinancing Indebtedness would otherwise be permitted under this Section 6.1(b); provided that intercompany Indebtedness pursuant to clause (ii) shall be subordinated to the Obligations in a manner reasonably satisfactory to Administrative Agent to the extent not otherwise restricted by any Contractual Obligation;

(c)   Indebtedness (including letters of credit not provided under this Agreement) which, when aggregated with Indebtedness of Parent, Borrowers and their Subsidiaries and Joint Ventures (but, in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures of Parent Guarantors or Borrowers, only to the extent allocable (based on economic share and not necessarily the percentage ownership) to Parent Guarantors, Borrowers or their Wholly Owned Subsidiaries), would not cause Parent to fail to be in pro forma compliance with the financial covenant set forth in Section 6.7(c) together with Permitted Refinancings thereof to the extent such refinancing Indebtedness would otherwise be permitted under this Section 6.1(c); provided that (i) Parent and its Subsidiaries and Joint Ventures shall not incur unsecured Indebtedness (other than unsecured Indebtedness permitted to exist as of the Closing Date and Permitted Refinancings thereof) in excess of $300,000,000 (the “Unsecured Indebtedness Sublimit”) and (ii) the aggregate outstanding amount of any Recourse Secured Mortgage Indebtedness shall not exceed the amount of Recourse Secured Mortgage Indebtedness outstanding on the Closing Date plus $750,000,000; provided that such Recourse Secured Mortgage Indebtedness is (A) incurred to refinance, replace or extend Permitted Project Level Financing or (B) incurred to finance the construction, development, redevelopment, repair or improvement of any GGP Property;

(d)   Indebtedness in respect of a Lien that is permitted under Section 6.2;

(e)   guaranties by any Borrower of Indebtedness of a Guarantor Subsidiary or guaranties by a Guarantor Subsidiary of Indebtedness of any Borrower or another Guarantor Subsidiary, in each case, with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;

(f)   (i) Indebtedness existing on the Closing Date described in the plan of reorganization of Existing GGPI, the Partnershp, the LLC and the Debtor Subsidiaries and the disclosure statement in connection therewith that is not required to be repaid in accordance with such plan and (ii) Permitted Refinancings thereof;

(g)   (i) Indebtedness of any Borrower or its Subsidiaries with respect to Capital Leases and (ii) purchase money Indebtedness of any Borrower or its Subsidiaries;

(h)   Indebtedness consisting of financing of insurance premiums in the ordinary course of business;

(i)   Indebtedness and other transactions specifically contemplated by the Plan (including the reinstatement of the Exchangeable Notes, the reinstatement of the TRUP Notes, the Reinstated Rouse Notes and the issuance of the Bridge Notes) or specifically contemplated by the Investment Agreements, and Permitted Refinancings thereof;

(j)   cash management obligations and other Indebtedness in respect of endorsements for collection or deposit, netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts; provided that such Indebtedness is extinguished within five (5) Business Days after its incurrence;

(k)   Indebtedness consisting of (i) take-or-pay obligations contained in utility supply arrangements and (ii) customary indemnification obligations, in each case, incurred in the ordinary course of business and not in connection with debt for money borrowed;

(l)   letters of credit, bank guaranties or similar instruments in support of obligations in respect of workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or Capital Leases);

(m)   Indebtedness arising from agreements of Parent or any of its Subsidiaries providing for indemnification, adjustment of purchase or acquisition price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets (including Capital Stock) of Parent or any of its Subsidiaries not prohibited by Section 6.6 or Section 6.8;

(n)   Indebtedness incurred by Parent or any of its Subsidiaries representing deferred compensation to directors, officers, employees, members of management and consultants of such Person in the ordinary course of business;

(o)   Indebtedness in respect of bankers’ acceptances supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(p)   Indebtedness incurred in lieu of (and not in an amount in excess of) any Restricted Junior Payment permitted pursuant to Section 6.4;

(q)   Indebtedness constituting a Municipal Financing incurred in the ordinary course of business in connection with a new development or redevelopment of real property;

(r)   to the extent constituting Indebtedness, Investments in repurchase agreements constituting Cash Equivalents; and

(s)   to the extent constituting Indebtedness, all premiums (if any), interest, fees, expenses, charges and additional or contingent interest on Indebtedness described in clauses (a) through (r) above.

6.2.   Liens.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Parent or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or authorize the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any Collateral under the UCC of any State or under any similar recording or notice statute, except:

(a)   Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

(b)   Liens for Taxes, assessments, utilities or governmental charges not more than 30 days overdue, or if more than 30 days overdue, (x) that are the subject of a Good Faith Contest, (y) which consist of Liens on one or more Specified Properties or (z) which taxes, assessments, utilities or governmental charges do not exceed $50,000,000 in the aggregate;

(c)   statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not more than 30 days overdue or (ii) for amounts that are more than 30 days overdue (x) that are the subject of a Good Faith Contest, (y) which consist of Liens on one or more Specified Properties or (z) which amounts do not exceed $50,000,000 in the aggregate;

(d)   Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or Capital Leases), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)   easements, reciprocal easement agreements, rights-of-way, restrictions, encroachments, outstanding mineral and royalty interests, minor defects or irregularities in title, and other similar encumbrances in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Parent or any of its Subsidiaries;

(f)   any interest or title of a lessor or sublessor under any lease not prohibited hereunder;

(g)   purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(h)   any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(i)   licenses of patents, copyrights, trademarks and other intellectual property rights granted by Parent or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of or materially detracting from the value of the business of Borrowers or such Subsidiary;

(j)   Liens described in Schedule 6.2 or on a title report or survey delivered pursuant to Section 3.1(g);

(k)   Liens securing Indebtedness permitted pursuant to Section 6.1(g); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness; provided, that individual financings otherwise permitted to be secured hereunder provided by one Person (or its Affiliates) may be cross collateralized to other such financings provided by such Person (or its Affiliates);

(l)   Liens securing Permitted Project Level Financings and other Indebtedness permitted to be secured under Section 6.1(c);

(m)   Intentionally omitted;

(n)   Liens on Capital Stock of any non-Wholly Owned Subsidiary or Joint Venture of Parent or any of its Subsidiaries securing obligations arising in favor of other holders of Capital Stock of such Person pursuant to agreements governing such Person;

(o)   Liens securing judgments that do not constitute an Event of Default under Section 8.1(h);

(p)   Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks in the ordinary course of business not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Parent or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent or any of its Subsidiaries, (iii) relating to purchase orders and other agreements entered into with customers of Parent or any of its Subsidiaries in the ordinary course of business and (iv) attaching to brokerage accounts incurred in the ordinary course of business;

(q)   Liens in respect of leases, subleases, licenses, sublicenses or other occupancy agreements of property in the ordinary course of business;

(r)   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s)   Liens securing Hedge Agreements permitted hereunder, provided that such Hedge Agreements are fixing floating rate debt only (i.e. provide for payments by the counterparty in the event the specified floating rate exceeds a specified strike price);

(t)   deposits made in the ordinary course of business to secure liability to insurance carriers and Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(u)   (i) Liens on advances of Cash or Cash Equivalents in favor of the seller of any property to be acquired in a transaction not prohibited hereunder to be applied against the purchase price for such transaction, (ii) Liens consisting of an agreement in respect of any Asset Sale not prohibited hereunder and (iii) earnest money deposits of Cash or Cash Equivalents by Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v)   Liens deemed to exist in connection with repurchase agreements constituting Cash Equivalents; provided, that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(w)   Liens evidencing and/or securing any Municipal Financing; provided, that to the extent such Municipal Financing constitutes Indebtedness, such Indebtedness is permitted under Section 6.1(q); and

(x)   other Liens on assets other than the Collateral securing Indebtedness in an aggregate amount not to exceed $75,000,000 at any time outstanding.

6.3.   No Further Negative Pledges.  Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness permitted under Section 6.1, (b) property that is the subject of an executed agreement with respect to a permitted Asset Sale, (c) property subject to Liens permitted under Section 6.2(d), (j), (k), (n), (s), (t), (u), (v) and (w), (d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses, easements, occupancy agreements or similar agreements, as the case may be), (e) restrictions granted in connection with any Indebtedness permitted under Section 6.1(g), (h) and (l), and (f) restrictions existing at the time a property or asset is acquired by a Credit Party or any of its Subsidiaries so long as such restriction (i) is not entered into in contemplation of such acquisition and (ii) does not apply to any property or assets other than those acquired, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations.

6.4.   Restricted Junior Payments.  Neither the Partnership nor any Parent Guarantor shall, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:

(a)   the Partnership and any other Parent Guarantor may pay or make Restricted Junior Payments (and Parent may make Restricted Junior Payments to its shareholders) in any period in an amount which would allow Parent to make Restricted Junior Payments not in excess of the greater of (i) the amount required to be distributed (assuming 100% Cash distributions by Parent are required) during such period in order to maintain REIT status of Parent and its REIT Subsidiaries and avoid entity-level taxes and (ii) 90% of the FFO of Parent Guarantors, Borrowers and their Subsidiaries and Joint Ventures (but, in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures of Parent Guarantors or Borrowers, only to the extent allocable (based on economic share and not necessarily the percentage ownership) to Parent Guarantors, Borrowers or their Wholly Owned Subsidiaries) for such period;

(b)   transactions in the ordinary course of business in accordance with the Consolidated Cash Management System of Parent and its Subsidiaries shall be permitted;

(c)   the Partnership and any other Parent Guarantor may pay or make Restricted Junior Payments to permit Parent or any other Parent Guarantor to (i) pay any tax liabilities, operating expenses and other corporate overhead in the ordinary course of business (including directors fees and expenses, indemnification and similar items, franchise and other similar taxes and fees and expenses of debt or equity offerings (whether successful or not)) and (ii) purchase, redeem, retire or acquire Capital Stock (A) of Parent Guarantors or the Partnership held as of the Closing Date by Persons other than Subsidiaries of Parent or issued to any such Person after the Closing Date pursuant to Section 6.8(h) and (B) of Parent (x) as contemplated by the Plan upon Parent’s exercise of the New GGP Post-Emergence Public Offering Clawback Election (as defined in the Plan) or (y) held by any present (at the time of such transaction) or former director, officer or employee of Parent or any of its Subsidiaries or Joint Ventures (or the heirs, estate, family members, spouse or former spouse of any of the foregoing) in the case of this clause (y) in an amount not in excess of $25,000,000 per Fiscal Year; and

(d)   to the extent constituting a Restricted Junior Payment, the Partnership and Parent Guarantors may make Investments not otherwise prohibited under the Credit Documents; and

(e)   the Partnership and Parent Guarantors may make Restricted Junior Payments deemed to occur upon the non-cash exercise of stock options and warrants, and the payment of taxes in respect of such options, warrants and similar items.

6.5.   Restrictions on Subsidiary Distributions.  Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Borrower to (i) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by any Borrower or any other Subsidiary of any Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to any Borrower or any other Subsidiary of Borrower, (iii) make loans or advances to Borrowers or any other Subsidiary of any Borrower, or (iv) transfer, lease or license any of its property or assets to any Borrower or any other Subsidiary of any Borrower, other than:

(a)    restrictions in agreements evidencing Indebtedness secured by a Lien on particular property, which restrictions shall only apply to the obligors on such Indebtedness and their Subsidiaries;

(b)   restrictions in agreements, the obligations with respect to which are secured by Liens permitted under Section 6.2(d), (j), (k), (n), (s), (t), (u), (v) and (w);

(c)   by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements, asset sale agreements and similar agreements entered into in the ordinary course of business;

(d)    restrictions that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

(e)   customary restrictions on the assignment of any agreement; and

(f)   restrictions on the distribution of deposits posted by Parent or any of its Subsidiaries imposed under agreements entered into in the ordinary course of business.

6.6.   Investments.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(a)   Investments in Cash and Cash Equivalents;

(b)   Investments owned as of the Closing Date;

(c)   Investments made after the Closing Date (i) among the Credit Parties and the Wholly Owned Subsidiaries of Borrowers and (ii) in non-Wholly Owned Subsidiaries of Borrowers and Joint Ventures owned as of the Closing Date; provided, however, that no Investment under this clause (ii) will be made in such existing entities which are dormant and/or immaterial entities with no assets (other than (w) holding companies whose only assets are Capital Stock of Subsidiaries or Joint Ventures that hold, directly or indirectly, GGP Properties, (x) any entity that is party to an indemnity deed of trust structure, (y) Investments in amounts required to cover reasonable costs and expenses of such entities and (z) Investments in such entities permitted in clause (i) below);

(d)   Investments consisting of deposits, prepayments and other credits to suppliers made in the ordinary course of business of Parent and its Subsidiaries;

(e)   intercompany loans to the extent permitted under Section 6.1(b);

(f)   Consolidated Capital Expenditures (if, after giving effect to such capital expenditure, Parent would be in compliance with Section 6.7);

(g)   loans and advances to directors, officers and employees of Parent and its Subsidiaries (i) made in connection with an employee stock purchase plan or similar arrangement or (ii) made in the ordinary course of business in an aggregate principal amount at any time outstanding not to exceed $5,000,000;

(h)   Investments pursuant to Hedge Agreements not prohibited by Section 6.14;

(i)   Investments in any after-acquired real or personal property (including in any newly-formed or after-acquired non-Wholly Owned Subsidiary of Parent or Joint Venture owning such property or any existing dormant or immaterial entity); provided that (x) Investments in real estate upon which material improvements are not complete (as evidenced by being opened for business to the general public) shall not exceed, in the aggregate, 10% of Value (it being understood that no Real Estate Asset that is at least 80% leased shall be subject to this clause (x) and that for the purposes of this provision any portion of such Real Estate Asset that is under a binding contract of sale to an “anchor tenant” shall be deemed to be leased), (y) Investments in any single Person owning any GGP Property shall not exceed 25% of Value and (z) Investments in Limited Minority Holdings shall not exceed, in the aggregate, 20% of Value after giving effect to such Investment;

(j)   the spin-off of Spinco Inc., as contemplated in the Plan;

(k)   Investments reasonably required in the minimum amount necessary for Parent and each of its REIT Subsidiaries to maintain its qualification as a REIT;

(l)   Investments received in connection with the bankruptcy or reorganization of suppliers and lessees and in settlement of delinquent obligations of, and other disputes with, lessees and suppliers arising in the ordinary course of business;

(m)   deposits with financial institutions available for withdrawal on demand, prepaid expenses, and accounts receivable, in each case, made or incurred in the ordinary course of business;

(n)   guarantees of Indebtedness to the extent permitted by Section 6.1 and guarantees of other liabilities and obligations of Parent and its Subsidiaries and Joint Ventures in the ordinary course of business;

(o)   Investments in any Trust Preferred Securities Issuer and Investments by any Trust Preferred Securities Issuer in Parent and its Subsidiaries;

(p)   transactions in the ordinary course of business in accordance with the Consolidated Cash Management System of Parent and its Subsidiaries;

(q)   extensions of trade credit in the ordinary course of business;

(r)   Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(s)   loans and advances to tenants, customers, suppliers and distributors made in the ordinary course of business and in accordance with Parent’s reasonable business judgment;

(t)   any other Investments required or specifically contemplated by the Investment Agreements or the Plan; and

(u)   other Investments in an aggregate amount not to exceed $100,000,000 at any time outstanding.

6.7.   Financial Covenants.

(a)   Net Indebtedness to Value Ratio.  Parent shall not permit the Net Indebtedness to Value Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2011, to exceed the correlative ratio indicated:

Fiscal Quarter	Net Indebtedness to Value Ratio
March 31, 2011	0.750:1.00
June 30, 2011	0.740:1.00
September 30, 2011	0.730:1.00
December 31, 2011	0.725:1.00
March 31, 2012	0.715:1.00
June 30, 2012	0.705:1.00
September 30, 2012	0.695:1.00
December 31, 2012	0.675:1.00
March 31, 2013 and each Fiscal Quarter ending thereafter prior to the Revolving Commitment Termination Date	0.650:1.00

(b)   Interest Coverage Ratio.  Parent shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2011, to be less than the correlative ratio indicated:

Fiscal Quarter	Interest Coverage Ratio
March 31, 2011	1.500:1.00
June 30, 2011	1.500:1.00
September 30, 2011	1.500:1.00
December 31, 2011	1.500:1.00
March 31, 2012	1.500:1.00

Fiscal Quarter	Interest Coverage Ratio
June 30, 2012	1.550:1.00
September 30, 2012	1.600:1.00
December 31, 2012	1.650:1.00
March 31, 2013 and each Fiscal Quarter ending thereafter prior to the Revolving Commitment Termination Date	1.750:1.00

(c)   Leverage Ratio.  Parent shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2011, to exceed the correlative ratio indicated:

Fiscal Quarter	Leverage Ratio
March 31, 2011	10.000:1.00
June 30, 2011	9.950:1.00
September 30, 2011	9.900:1.00
December 31, 2011	9.875:1.00
March 31, 2012	9.700:1.00
June 30, 2012	9.500:1.00
September 30, 2012	9.300:1.00
December 31, 2012	9.000:1.00
March 31, 2013	8.500:1.00
June 30, 2013	8.500:1.00
September 30, 2013 and each Fiscal Quarter ending thereafter prior to the Revolving Commitment Termination Date	8.250:1.00

(d)   Certain Calculations.

(i)   With respect to any period during which an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in Section 6.7(a) and 6.7(c), but not for purposes of 6.7(b), Combined EBITDA shall be calculated with respect to such period on a pro forma basis

(including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Parent)  using the historical audited financial statements of any business so sold or to be sold and the consolidated financial statements of Parent and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness repaid in connection therewith, had been consummated or repaid at the beginning of such period.

(ii)   With respect to any period and for purposes of determining compliance with the financial covenants set forth in this Section 6.7, the Special Consideration Properties and any Person all or substantially all of whose assets comprise Special Consideration Properties shall be excluded from the calculation thereof.

(e)   Equity Cure.  Notwithstanding anything to the contrary contained in Section 6.7, for purposes of determining compliance with the financial covenants set forth in this Section 6.7, a cash equity contribution in Parent (in the form of a cash contribution or in exchange for Qualified Capital Stock) made after the commencement of the applicable Fiscal Quarter and on or prior to the day that is ten days after the day on which financial statements are required to be delivered for such Fiscal Quarter will, at the request of Parent, which request will be made at the time of contribution, be included in the calculation of Combined EBITDA for the purposes of determining the Leverage Ratio and the Interest Coverage Ratio and as Cash and Cash Equivalents in the definition of Value for purposes of determining the Net Indebtedness to Value Ratio, in each case solely for purposes of determining compliance with such financial covenants at the end of such Fiscal Quarter and applicable subsequent periods that include such Fiscal Quarter (any such equity contribution so included in the calculation of Combined EBITDA or Value, as the case may be, a “Specified Equity Contribution”); provided that (a)(i) Parent shall not be permitted to so request that a Specified Equity Contribution be included in the calculation of Combined EBITDA or as Cash and Cash Equivalents as described above with respect to any Fiscal Quarter unless, after giving effect to such requested Specified Equity Contribution, there will be a period of at least two consecutive Fiscal Quarters in the Relevant Four Fiscal Quarter Period (as defined below) in which no Specified Equity Contribution has been made, and (ii) only three Specified Equity Contributions may be made during the term of this Agreement, (b) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause Parent to be in compliance with such financial covenant(s) and (c) all Specified Equity Contributions will be disregarded for purposes of determining the availability of any baskets with respect to the covenants contained in the Credit Documents.  To the extent that the proceeds of the Specified Equity Contribution are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating any financial covenant set forth in Section 6.7 for the Relevant Four Fiscal Quarter Period.  For purposes of this paragraph, the term “Relevant Four Fiscal Quarter Period” shall mean, with respect to any requested Specified Equity Contribution, the four Fiscal Quarter period ending on (and including) the Fiscal Quarter in which Combined EBITDA or Cash and Cash Equivalents, as the case may be, will be increased as a result of such Specified Equity Contribution.

6.8.   Fundamental Changes; Disposition of Assets.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into (i) any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or (ii) any Asset Sale, except:

(a)   Asset Sales of inventory;

(b)   Asset Sales of Cash and Cash Equivalents;

(c)   Asset Sales of obsolete or worn out personal property and fixtures;

(d)   Asset Sales in connection with (or as a result of) Investments made in accordance with Section 6.6;

(e)   Asset Sales of the Special Consideration Properties and the other Specified Properties;

(f)   Asset Sales for Fair Market Value, so long as (x) Borrowers shall be in compliance with the financial covenants set forth in Section 6.7 on a pro forma basis after giving effect to such Asset Sale as of the last day of the Fiscal Quarter most recently ended and (y) if such Asset Sale is with respect to Collateral, the ratio of (i) the Value of all remaining Collateral to (ii) the aggregate Revolving Commitments of all Lenders shall be at least 4:00 to 1:00;

(g)   amalgamations, mergers, liquidations, dissolutions and consolidations among Parent and/or its Subsidiaries or with any Person the purpose of which is to effect an Investment otherwise permitted under Section 6.6 so long as (w) a Borrower is the survivor of any such transaction involving a Borrower, (x) one or more Credit Parties is the survivor of any such transaction involving a Credit Party or the survivor shall expressly assume the Obligations of such Credit Party under the Credit Documents in a manner reasonably acceptable to Administrative Agent, (y) Parent is the survivor of any such transaction involving Parent or, if Parent is not the survivor, (A) the survivor shall expressly assume the Obligations of Parent under the Credit Documents in a manner reasonably acceptable to Administrative Agent, (B) no Default or Event of Default shall occur after giving effect to such transaction and (C) Credit Parties shall be in compliance with the financial covenants set forth in Section 6.7 on a pro forma basis after giving effect to such transaction as of the last day of the Fiscal Quarter most recently ended for which financial statements are available and shall provide a certificate to Administrative Agent demonstrating the same, and (z) in the case of a transaction involving any non-Wholly Owned Subsidiary of Borrowers, either a Wholly Owned Subsidiary shall be the survivor of any such transaction or the transaction shall constitute an Investment permitted under Section 6.6;

(h)   Asset Sales of Capital Stock by any REIT Subsidiary to individuals of preferred equity with a base liquidation preference of no more than $180,000 in the aggregate for any such REIT Subsidiary;

(i)   Asset Sales as a result of the exercise of (i) a buy/sell provision with respect to any non-Wholly Owned Subsidiary or Joint Venture and (ii) any options to purchase or lease, rights of first offer, rights of first refusal and executed agreements with respect to pending Asset Sales existing as of the Closing Date;

(j)   spin-off of Spinco Inc., as contemplated in the Plan and other transactions specifically contemplated by the Investment Agreements or the Plan;

(k)   Asset Sales of property as a result of (x) any condemnation proceeding (or credible threat thereof) or Asset Sale in lieu thereof or (y) a casualty;

(l)   amalgamations, mergers, liquidations, dissolutions and consolidations the purpose of which is to effect any Asset Sale otherwise permitted under the Credit Documents;

(m)   Asset Sales of personal property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Asset Sales are promptly applied to the purchase price of such replacement property;

(n)   Asset Sales or discounts of accounts receivable or notes in connection with the collection or compromise thereof;

(o)   Asset Sales in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Credit Parties are not material to the conduct of the business of Parent or its Subsidiaries;

(p)   the expiration of any option agreement in respect of real or personal property;

(q)   to the extent constituting an Asset Sale, the granting of any Lien permitted by Section 6.2, and the making of any Restricted Junior Payment permitted by Section 6.4;

(r)   Asset Sales of Capital Stock in order to qualify members of the board of directors (or similar governing body) of any Credit Party or any of their Subsidiaries if required by applicable law or contract;

(s)   (i) any involuntary terminations of Hedge Agreements not resulting in an Event of Default under Section 8.1(b), (ii) any voluntary terminations of Hedge Agreements that do not require payment of any termination fee by Parent or any of its Subsidiaries and (iii) any voluntary terminations of Hedge Agreements that require payment of a termination fee so long as Parent is in pro forma compliance with the financial covenant set forth in Section 6.7(b) after giving effect thereto;

(t)   Asset Sales to any Credit Party or any Wholly Owned Subsidiary of a Credit Party or, in the case of any non-Wholly Owned Subsidiary of a Credit Party, to a Credit Party, a Wholly Owned Subsidiary of a Credit Party or to the owners of such non-Wholly Owned Subsidiary on a pro rata basis;

(u)   any lease, license, easement or other occupancy agreement entered into in the ordinary course of business; and

(v)   Asset Sales as a result of any transaction solely in connection with the mortgage or other transfer of property for Permitted Project Level Financing.

6.9.   Transactions with Shareholders and Affiliates.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any officer, director, employee or Affiliate of Parent or any of its Subsidiaries; provided, the foregoing restriction shall not apply to (a) any such transaction that is for fair market value and on fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, (b) any transaction between Parent and its Subsidiaries and Joint Ventures to the extent permitted under the Credit Documents; (c) reasonable and customary fees and expenses, indemnification, incentive plans and similar items paid to members of the board of directors (or similar governing body) of Parent and its Subsidiaries; (d) employment and compensation arrangements for officers and other employees of Parent and its Subsidiaries entered into in the ordinary course of business (including base salary and incentives); (e) transactions in existence on the Closing Date; (f) transactions contemplated by the Plan, including arrangements with Spinco, Inc. and in connection with the spin-off thereof; (g) transactions in the ordinary course of business in accordance with the Consolidated Cash Management System of Parent and its Subsidiaries; (h) reimbursement of travel, moving and similar expenses in the ordinary course of business; (i) loans and advances to directors, officers and employees in the ordinary course of business or otherwise permitted hereunder; (j) (A) guarantees of the Indebtedness and other obligations not otherwise prohibited under the Credit Documents and (B) other customary guarantees in the ordinary course of business; (k) Restricted Junior Payments permitted under Section 6.4; and (l) Asset Sales of Capital Stock in order to qualify members of the board of directors (or similar governing body) of any Credit Party or any of their Subsidiaries if required by applicable law or contract.

6.10.   Conduct of Business.  From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, make any material changes in the nature of the business conducted by Parent and its Subsidiaries on and as of the Closing Date, except for Asset Sales, mergers, consolidations, liquidations and amalgamations permitted by Section 6.8 and any business reasonably related or ancillary thereto.

6.11.   Amendments or Waivers of Organizational Documents and Certain Related Agreements.  After the Closing Date, no Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of, (a) any of its Organizational Documents or (b) any of its rights under any Material Contract (except as could not reasonably be expected to have a Material Adverse Effect), in each case, other than such amendments, restatements, supplements or other modifications or waivers (i) that are not materially adverse to Administrative Agent or Lenders or their respective interests in and under the Loans, the Collateral, or the Loan Documents in the case of Organizational Documents or (ii) as required in connection with the Plan (including the spin-off of Spinco, Inc. as contemplated by the Plan).

6.12.   Amendments or Waivers and Prepayments with respect to Certain Indebtedness.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) amend the subordination provisions of any Subordinated Indebtedness in a manner that is materially adverse to such Person or the Lenders or (b) make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, purchase, retire, defease (including in substance or legal defeasance), establish a sinking fund or similar payment with respect to, any Subordinated Indebtedness (including payment on the maturity date thereof), other than the payment of regularly scheduled payments in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to any subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued; provided that (i) Borrowers may pay, prepay, redeem, purchase, retire, defease, establish a sinking fund or similar payment for Subordinated Indebtedness (A) with the proceeds of Capital Stock or other Subordinated Indebtedness, (B) as a result of the conversion to or in exchange for Capital Stock and (C) in an amount not to exceed $100,000,000 over the term of this Agreement and (ii) Borrowers may pay, prepay, redeem, purchase, retire, defease, establish a sinking fund or similar payment for the TRUPS Notes.

6.13.   Fiscal Year.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year without the consent of Administrative Agent.

6.14.   Limitation on Hedge Agreements.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates; provided, that in the case of interest rate Hedge Agreements, such agreements shall only provide for floating-to-fixed rates.

SECTION 7.   GUARANTY

7.1.   Guaranty of the Obligations.  Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Secured Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) (collectively, the “Guaranteed Obligations”).

7.2.   Contribution by Guarantors.  All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their Secured Obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Secured Obligations guaranteed.  “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the Secured Obligations of such Contributing Guarantor under this Guaranty that would not render its Secured Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor.  “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among Contributing Guarantors of their Secured Obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.  Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3.   Payment by Guarantors.  Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrowers to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), Guarantors will upon written demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Borrower becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrowers for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4.   Liability of Guarantors Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees, to the maximum extent permitted by applicable law, as follows:

(a)   this Guaranty is a guaranty of payment when due and not of collectability.  This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)   Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c)   the obligations of each Guarantor hereunder are independent of the obligations of Borrowers and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any Borrower or any of such other guarantors and whether or not any Borrower is joined in any such action or actions;

(d)   payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid.  Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)   any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its reasonable discretion may determine consistent herewith, the applicable Secured Hedge Agreement or the applicable Secured Bank Product Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other

Credit Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents, any Secured Hedge Agreements or any Secured Bank Product Agreement, as applicable; and

(f)   this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, any Secured Hedge Agreements, any Secured Bank Product Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Secured Hedge Agreements, any Secured Bank Product Agreement or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Secured Hedge Agreement, such Secured Bank Product Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents, any of the Secured Hedge Agreements, any Secured Bank Product Agreement or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Parent or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which any Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

(g)   For the avoidance of doubt, each Indemnity Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (“IDOT”) executed and delivered by (i) Benson Park Business Trust, a Maryland business trust, (ii) Running Brook Business Trust, a Maryland business trust, (iii) 10 CCC Business Trust, a Maryland business trust, (iv) 20 CCC Business Trust, a Maryland business trust, (v) 30 CCC Business Trust, a Maryland business trust, (vi) Forty Columbia Corporate Center, LLC, a Delaware limited liability company, (vii) Fifty Columbia Corporate Center, LLC, a Delaware limited liability company, and (viii) Sixty

Columbia Corporate Center, LLC, a Delaware limited liability company (collectively the “Maryland Guarantors”), respectively, secures only the Guaranteed Obligations of the Maryland Guarantor which is the “Grantor” thereunder, and no IDOT secures the Obligations of Borrowers.

7.5.   Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit of Beneficiaries, to the maximum extent permitted by applicable law: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Credit Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence, willful misconduct or bad faith or failure to duly credit to Borrowers payments actually received by Lenders in full satisfaction of the Guaranteed Obligations (and which payments are not being contested or subject to ongoing proceedings for or an order directing disgorgement or reimbursement to any Credit Party); (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims (except after payment in full of the Guaranteed Obligations, which payments are not being contested or subject to ongoing proceedings for or an order directing disgorgement or reimbursement to any Credit Party), and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under this Agreement, the Secured Hedge Agreements, any Secured Bank Product Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrowers and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof (other than payment in full of the Guaranteed Obligations, except after payment in full of the Guaranteed Obligations, which payments are not being contested or subject to ongoing proceedings for or an order directing disgorgement or reimbursement to any Credit Party).

7.6.   Guarantors’ Rights of Subrogation, Contribution, Etc.  Until the Guaranteed Obligations (other than contingent obligations for which no claim has been made) shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or Cash collateralized in accordance with Section 2.4(i), each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary.  In addition, until the Guaranteed Obligations (other than contingent obligations for which no claim has been made) shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or Cash collateralized in accordance with Section 2.4(i), each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against any Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than contingent obligations for which no claim has been made) shall not have been finally paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7.   Subordination of Other Obligations.  Any Indebtedness of Borrowers or any Guarantor permitted under Section 6.1(b)(y) now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof, it being understood that absent an Event of Default, the Credit Parties may make payments (whether of principal, interest or otherwise) to the Obligee Guarantor.

7.8.   Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or Cash collateralized in accordance with Section 2.4(i).  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9.   Authority of Guarantors or Borrowers.  It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10.   Financial Condition of Borrowers.  Any Credit Extension may be made to Borrowers or continued from time to time, and any Secured Hedge Agreements and Secured Bank Product Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrowers at the time of any such grant or continuation or at the time such Secured Hedge Agreement or such Secured Bank Product Agreement, as applicable, is entered into, as the case may be.  No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrowers.  Each Guarantor has adequate means to obtain information from Borrowers on a continuing basis concerning the financial condition of Borrowers and their ability to perform their Secured Obligations under the Credit Documents, the Secured Hedge Agreements and the Secured Bank Product Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrowers now known or hereafter known by any Beneficiary.

7.11.   Bankruptcy, Etc.   (a)  So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against any Borrower or any other Guarantor.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)   Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrowers of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)   In the event that all or any portion of the Guaranteed Obligations are paid by Borrowers, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder; provided, that interest or fees on any such reinstated Guaranteed Obligations shall not be payable for the period during which the Beneficiaries were paid such funds until the date such funds were disgorged by such Beneficiaries.

7.12.   Discharge of Guaranty Upon Sale of Guarantor.  If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be the subject of a Permitted Asset Sale, merger, consolidation, liquidation, winding up or dissolution in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale, merger, consolidation, liquidation, winding up or dissolution.

7.13.   Mortgages; Guarantor Obligations.  Notwithstanding anything herein or in any other Credit Document to the contrary, each Mortgage provided by a Guarantor or other Credit Party in connection with this Agreement shall only secure the Secured Obligations of such Guarantor or other Credit Party, as applicable, and not any other Secured Obligations.

SECTION 8.   EVENTS OF DEFAULT

8.1.   Events of Default.  If any one or more of the following conditions or events shall occur:

(a)   Failure to Make Payments When Due.  Failure by Borrowers to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five days after the date due; or

(b)   Default in Other Agreements.  (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) (A) in the case of Recourse Indebtedness, in an aggregate amount in excess of $50,000,000 and (B) in the case of Non- Recourse Indebtedness, involving properties of entities having an aggregate net equity value in an amount after the Closing Date in excess of $200,000,000 (in each case, excluding such defaults solely relating to any Specified Property or any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Special Consideration Properties or Capital Stock of a Person all or substantially all of whose assets comprise any Specified Property) or (ii) the occurrence of an event of default or equivalent condition (which has not been permanently waived) with respect to Indebtedness of any Credit Party or any of their respective Subsidiaries with respect to one or more items of Recourse Indebtedness or Non-Recourse Indebtedness in the aggregate amount or with respect to properties or entities having an aggregate net equity value after the Closing Date in the amount set forth in clauses (i)(A) and (i)(B) above, respectively, in the case of each of clauses (i) and (ii), beyond the applicable grace period, if any, provided therefor, if the effect of such event of default or equivalent condition is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (in each case, excluding such events of default or equivalent conditions solely relating to any Specified Property or any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Special Consideration Properties or Capital Stock of a Person all or substantially all of whose assets comprise any Specified Property); or

(c)   Breach of Certain Covenants.  Failure of any Credit Party to perform or comply with any term or condition contained in Section 5.1(d)(i), Section 5.2 as it relates to the existence of any Borrower or Section 6; or

(d)   Breach of Representations, Etc.  Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant to the terms hereof or thereof shall be false in any material respect as of the date made or deemed made; or

(e)   Other Defaults Under Credit Documents.  Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1 and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Authorized Officer of Parent or any Borrower becoming aware of such default or (ii) receipt by Parent or any Borrower of notice from Administrative Agent or any Lender of such default ; or

(f)   Involuntary Bankruptcy; Appointment of Receiver, Etc.  (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Parent, any Borrower or any Material Subsidiary of Parent (other than any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Specified Properties or Capital Stock of a Person all or substantially all of whose assets comprise any Specified Property) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; (ii) an involuntary case shall be commenced against Parent, any Borrower or any Material Subsidiary of Parent (other than any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Specified Properties or Capital Stock of a Person all or substantially all of whose assets comprise any Specified Property) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; and any such event described in this clause (ii) shall continue for 30 days without having been dismissed, bonded or discharged; or (iii) or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Parent, any Borrower or any Material Subsidiary of Parent (other than any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Specified Properties or Capital Stock of a Person all or substantially all of whose assets comprise any Specified Property), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Parent, any Borrower or any Material Subsidiary of Parent (other than any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Specified Properties or Capital Stock of a Person all or substantially all of whose assets comprise any Specified Property) for all or a substantial part of its property, and any such receiver, liquidator, sequestrator, trustee, custodian or other officer described in this clause (iii) shall not have been removed within 90 days of appointment; or

(g)   Voluntary Bankruptcy; Appointment of Receiver, Etc.  (i) Parent, any Borrower or any Material Subsidiary of Parent (other than any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Specified Properties or Capital Stock of a Person all or substantially all of whose assets comprise any Specified Property) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Parent, any Borrower or any Material Subsidiary of Parent (other than any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Specified Properties or Capital Stock of a Person all or substantially all of whose assets comprise any Specified Property) shall make any assignment for the benefit of creditors; or (ii) Parent, any Borrower or any Material Subsidiary (other than any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Specified Properties or Capital Stock of a Person all or substantially all of whose assets comprise any Specified Property) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Parent, any Borrower or any Material Subsidiary of Parent (other than any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Specified Properties or Capital Stock of a Person all or substantially all of whose assets comprise any Specified Property) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h)   Judgments and Attachments.  Any final money judgments or orders, in an aggregate amount in excess of $50,000,000 in the case of judgments or orders not in respect of Non-Recourse Indebtedness (and in the case of judgments or orders in respect of Non-Recourse Indebtedness, with respect to any property having an aggregate net equity value in an amount after the Closing Date in excess of $200,000,000) in each case, (i) excluding judgments solely relating to any Specified Property or any Subsidiary or Subsidiaries all or substantially all of whose assets comprise Special Consideration Properties or Capital Stock of a Person all or substantially all of whose assets comprise any Specified Property, and (ii) to the extent not adequately covered by insurance as to which a solvent insurance company has assumed defense of the claim or otherwise commenced settlement or adjustment of such claim and has not denied coverage, shall be entered or filed against Parent or any of its Subsidiaries or any of their respective assets and shall remain unsatisfied, undischarged, unvacated, unstayed or unbonded pending appeal for a period of 60 days; or

(i)   Employee Benefit Plans.  There shall occur one or more ERISA Events that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(j)   Change of Control.  A Change of Control shall occur; or

(k)   Guaranties, Collateral Documents and other Credit Documents.  At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder in writing, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected first priority Lien (subject to Permitted Liens) in any Collateral having, individually or in the aggregate, a net equity value in excess of $25,000,000 purported to be covered by the Collateral Documents, except to the extent (x) any such loss of perfection or priority results from an act or omission of Administrative Agent, (y) such loss is covered by a lender’s title insurance policy as to which the insurer has been notified of such loss and does not deny coverage or (z) such loss of perfected security interest may be remedied by the filing of appropriate documentation without the loss of priority (other than non-consensual Permitted Liens) or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents (other than with respect to releases of such Liens in accordance with the terms of the Credit Documents); or

(l)   Security Realization.  Any third-party security realization occurs against property of Parent, any Borrower or any of its Material Subsidiary having an aggregate net equity value in an aggregate amount after the Closing Date in excess of $200,000,000, which realization shall continue and not be released, discharged, vacated, stayed or bonded within the lesser of 30 days and the period of time prescribed under applicable laws for completion of such realization (excluding any Specified Property or Capital Stock of a Person all or substantially all of whose assets comprise any Specified Property); or

(m)   Seizure of Property.  Any third-party seizure occurs with respect to property of Parent, any Borrower or any Material Subsidiary having an aggregate net equity value in an aggregate amount after the Closing Date in excess of $200,000,000, which seizure shall continue and not be released, discharged, vacated, stayed or bonded within the lesser of 30 days and the period of time prescribed under applicable laws for completion of the sale of or realization against the property subject to such seizure (excluding any Specified Property or Capital Stock of a Person all or substantially all of whose assets comprise any Specified Property);

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrowers by Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(b)(v) or Section 2.4(e); (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens created pursuant to Collateral Documents; and (D) Administrative Agent shall direct Borrowers to pay (and Borrowers hereby agree upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.1(f) and (g) to pay) to Administrative Agent such additional amounts of cash as reasonably requested by Issuing Bank, to be held as security for Borrowers’ reimbursement Obligations in respect of Letters of Credit then outstanding.

With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Section 8.1, the Borrowers shall at such time Cash collateralize in accordance with Section 2.4(i) an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts held in such Cash collateral account shall be applied by Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of Borrowers hereunder and under the other Credit Documents.  After all such Letters of Credit shall have expired or been fully drawn upon, all obligations of Borrowers to reimburse Issuing Bank pursuant to Section 2.4(i) for amounts drawn under Letters of Credit shall have been satisfied and all other Obligations of Borrowers hereunder and under the other Credit Documents shall have been paid in full, the balance, if any, in such Cash collateral account shall be returned to Borrowers (or such other Person as may be lawfully entitled thereto).

8.2.   Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by Collateral Agent in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied, in full or in part, promptly by Collateral Agent against the Secured Obligations in the following order of priority:

first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder (in its capacity as Collateral Agent and not as a Lender) or any other Credit Document and all advances made by Collateral Agent hereunder or under any other Credit Document for the account of the applicable Credit Party, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder or under the other Credit Documents, all in accordance with the terms hereof or thereof;

second, to the extent of any excess of such proceeds, to the payment of all other costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all expenses, liabilities and advances made or incurred by the other Secured Parties in connection therewith;

third, to the extent of any excess of such proceeds and without duplication of amounts applied pursuant to clauses first and second above, to the payment in full in cash, pro rata, of interest and other amounts constituting Secured Obligations (other than principal, reimbursement Obligations with respect to Letters of Credit and obligations to Cash collateralize Letters of Credit) and any fees, premiums and scheduled periodic payments due under Secured Hedge Agreements or Secured Bank Product Agreements and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

fourth, to the extent of any excess of such proceeds, to the payment in full in cash, pro rata, of the principal amount of the Secured Obligations and any premium thereon (including reimbursement Obligations with respect to Letters of Credit and obligations to Cash collateralize Letters of Credit) and any breakage, termination or other payments under Secured Hedge Agreements and Secured Bank Product Agreements; and

fifth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses first through fifth of this Section 8.02, the Credit Parties shall remain liable, jointly and severally, for any deficiency.

SECTION 9.   AGENTS

9.1.   Appointment of Agents.  Wells Fargo Bank, N.A. and RBC Capital Markets are hereby appointed Syndication Agents hereunder, and each Lender hereby authorizes Wells Fargo Bank, N.A. and RBC Capital Markets to act as Syndication Agents in accordance with the terms hereof and the other Credit Documents.  DBTCA is hereby appointed Administrative Agent and

Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes DBTCA to act as Administrative Agent and Collateral Agent in accordance with the terms hereof and the other Credit Documents.  Each of the Documentation Agents listed in the definition thereof is hereby appointed as a Documentation Agent hereunder, and each Lender hereby authorizes such Documentation Agents to act as Documentation Agents in accordance with the terms hereof and the other Credit Documents.  Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable.  Except as set forth in Section 9.7(a), (b) and (d) and 9.8, the provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Parent or any of its Subsidiaries (other than with respect to the maintenance of the Register as set forth in Section 2.7(b)).  Each Syndication Agent and each Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates.  As of the Closing Date, neither any Syndication Agent, in its capacity as a Syndication Agent, nor any Documentation Agent, in its capacity as a Documentation Agent, shall have any obligations but shall be entitled to all benefits of this Section 9.   Each of Syndication Agent, each Documentation Agent and any Agent described in clause (e) of the definition thereof may resign from such role at any time, with immediate effect, by giving prior written notice thereof to Administrative Agent and Borrowers.

9.2.   Powers and Duties.  Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents.  Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3.   General Immunity.

(a)   No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the

proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.  Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

(b)   Exculpatory Provisions.  No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence, bad faith or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Parent and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

(c)   Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

9.4.   Agents Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Parent or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5.   Lenders’ Representations, Warranties and Acknowledgment.

(a)   Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Parent and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Parent and its Subsidiaries.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)   Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Revolving Loans, if any, on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

9.6.   Right to Indemnity.  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence, bad faith or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7.   Successor Administrative Agent, Collateral Agent and Swing Line Lender. (a)   Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to Lenders and Borrowers and, from and after the date, if any, that Administrative Agent ceases to be a Lender with Revolving Commitments hereunder, Administrative Agent may be removed with or without cause by an instrument or concurrent instruments in writing delivered to Borrowers and Administrative Agent and signed by Requisite Lenders.  Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent and/or Collateral Agent hereunder and Administrative Agent’s resignation (but not removal) shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Administrative Agent by Borrowers and Requisite Lenders or (iii) such other date, if any, agreed to by Requisite Lenders.  Administrative Agent’s removal shall become effective only upon appointment of a successor Administrative Agent by Requisite Lenders with consent of Borrowers in accordance with Section 9.7(d).  Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, Requisite Lenders shall have the right, upon five Business Days’ notice to Borrowers, to appoint a successor Administrative Agent.  If neither Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, from and after the time such resignation becomes effective, Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that, until a successor Administrative Agent is so appointed by Requisite Lenders or Administrative Agent, any collateral security held by Administrative Agent in its role as Collateral Agent on behalf of Lenders or Issuing Bank under any of the Credit Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Capital Stock and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral

Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder.  Except as provided above, any resignation or removal of DBTCA or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of DBTCA or its successor as Collateral Agent.  After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.  Any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.

(b)   In addition to the foregoing, Collateral Agent may resign at any time by giving prior written notice thereof to Lenders and the Pledgors and, from and after the date, if any, that Collateral Agent ceases to be a Lender with Revolving Commitments hereunder, Collateral Agent may be removed with or without cause by an instrument or concurrent instruments in writing delivered to the Pledgors and Collateral Agent signed by Requisite Lenders.  Administrative Agent shall have the right to appoint a financial institution as Collateral Agent hereunder, and Collateral Agent’s resignation (but not removal) shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Collateral Agent by Borrowers and Requisite Lenders or (iii) such other date, if any, agreed to by Requisite Lenders.  Collateral Agent’s removal shall become effective only upon appointment of a successor Collateral Agent by Requisite Lenders with reasonable consent of Borrowers in accordance with Section 9.7(d).  Upon any such notice of resignation, if a successor Collateral Agent has not already been appointed by Administrative Agent, Requisite Lenders shall have the right to appoint a successor Collateral Agent.  Until a successor Collateral Agent is so appointed by Requisite Lenders or Administrative Agent, any collateral security held by Collateral Agent on behalf of the Lenders or the Issuing Bank under any of the Credit Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed.  Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the Collateral Documents, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Capital Stock and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents.  After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder.

(c)   Any resignation or removal of DBTCA or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of DBTCA or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder.  In such event (a) Borrowers shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (b) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Borrowers for cancellation, and (c) Borrowers shall issue, if so requested by successor Administrative Agent and Swing Line Loan Lender, a new Swing Line Note to the successor Administrative Agent and Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions.

(d)   Notwithstanding anything in this Section 9.7 to the contrary, Borrowers shall have the right to consent (such consent not to be unreasonably withheld) to the identity of any successor Agent appointed pursuant to this Section 9.7 so long as no Event of Default described in Section 8.1(f) or 8.1(g) has occurred and is continuing, and any appointment, replacement or substitution of any Agent in the absence of such consent shall be null and void.

9.8.   Collateral Documents and Guaranty.

(a)   Agents under Collateral Documents and Guaranty.  Each Secured Party hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents; provided that neither Administrative Agent nor Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Secured Hedge Agreement or any Secured Bank Product Agreement.  Subject to Section 10.5, without further written consent or authorization from any Secured Party, Administrative Agent or Collateral Agent, as applicable, shall, promptly upon the request of any Borrower, (i) in connection with any Asset Sale permitted by this Agreement, execute any documents or instruments necessary or reasonably desirable to release any Lien encumbering any item of Collateral that is the subject of such Asset Sale or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, (ii) execute any documents or instruments necessary or reasonably desirable to release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, (iii) execute any documents or instruments necessary or reasonably desirable to subordinate any Lien on any Mortgaged Properties to any ordinary course Lien permitted under Section 6.2(e) or (iv) enter into a subordination, non-disturbance and attornment agreement (substantially in the form attached hereto as Exhibit L with respect to any lease, sublease, license, sublicense or other occupancy agreement in respect of any of the Mortgaged Properties permitted pursuant to Section 6.2(q).

(b)   Right to Realize on Collateral and Enforce Guaranty.  Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrowers, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition.

(c)   Rights under Hedge Agreements and Secured Bank Product Agreements.  No Secured Hedge Agreement or Secured Bank Product Agreement will create (or be deemed to create) in favor of any Lender Counterparty or Lender Bank Product Provider, as applicable, that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Credit Documents except as expressly provided in Section 10.5(c)(v) of this Agreement.  By accepting the benefits of the Collateral, such Lender Counterparty or such Lender Bank Product Provider, as applicable, shall be deemed to have appointed Collateral Agent as its agent and agreed to be bound by the Credit Documents as a Secured Party, subject to the limitations set forth in this clause (c).

(d)   Release of Collateral and Guarantees, Termination of Credit Documents.  Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Secured Obligations (other than contingent Obligations for which no claim has been made and obligations in respect of any Secured Hedge Agreement or any Secured Bank Product Agreement) have been paid in full, all Commitments have terminated or expired and all Letters of Credit shall have expired or been cancelled or Cash collateralized in accordance with Section 2.4(i), upon request of Borrowers, Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Secured Hedge Agreement or Secured Bank Product Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Credit Document, whether or not on the date of such release there may be outstanding Secured Obligations in respect of Secured Hedge Agreements with Lender Counterparties and/or in respect of Secured Bank Product Agreements with Lender Bank Product Providers.  Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

9.9.   Withholding Taxes.  To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding taax from such payment, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

SECTION 10.   MISCELLANEOUS

10.1.   Notices.

(a)   Notices Generally.  Any notice or other communication herein required or permitted to be given to any Credit Party, any Syndication Agent, Collateral Agent, Administrative Agent, Swing Line Lender, Issuing Bank or any Documentation Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing.  Except as otherwise set forth in Section 3.2(b) or clause (b) below, each notice hereunder shall be in writing and may be personally served or sent by facsimile or electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated in writing by Administrative Agent from time to time.

(b)   Electronic Communications.

(i)   Notices and other communications to any Agent, Lenders, Swing Line Lender and Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures reasonably prescribed by Administrative Agent, provided that the foregoing shall not apply to notices to any Agent, any Lender, Swing Line Lender or any applicable Issuing Bank pursuant to Section 2 if such Person has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  Administrative Agent or any Borrower shall accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably prescribed by such Person, provided that such procedures may be limited to particular notices or communications.  Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received on the date (x) on which Borrowers post such notices, communications or documents, or provide a link thereto on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of Parent at www.ggp.com or (y) on which such notices are posted on Borrowers’ behalf on the Platform or another website to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that Borrowers shall notify Administrative Agent of any such communications (which notice may be by facsimile or electronic mail as described in the foregoing clause (i)).

(ii)   Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct, bad faith or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)   The Platform and any Approved Electronic Communications are provided “as is” and “as available”.  None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

(iv)   Each Credit Party, each Lender, each Issuing Bank and each Agent agrees that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

(c)   Private Side Information Contacts.  Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to Parent, its Subsidiaries or their securities for purposes of United States federal or state securities laws.  In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither any Borrower nor Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.

10.2.   Expenses.  Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to pay promptly on written demand (a) to the extent set forth in the Fee Letter, all the reasonable and documented out-of-pocket costs and expenses incurred in connection with the negotiation, preparation and execution of the Credit Documents; (b) all the costs of furnishing all opinions by counsel for Borrowers and the other Credit Parties; (c) the reasonable and documented fees, expenses and disbursements of Administrative Agent in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers, supplements or other modifications thereto and any other documents or matters requested by Borrowers, and the consummation and administration of the transactions contemplated hereby and thereby, limited, in the case of attorneys’ fees, to one primary outside counsel to Agents, taken as a whole, in the performance of their role as Agents acting on behalf of the Lenders, and one local counsel to Agents in each material relevant jurisdiction, if necessary; provided that if counsel for Administrative Agent determines in good faith that there is an actual or potential conflict of interest that requires separate representation for Agents, Borrowers shall be required to pay for additional counsel for such Agents and in all cases, the total legal fees for all counsel representing Agents is reasonable taken as a whole, taking into account the nature of the matter involved and, in the case of multiple counsel, the necessity of same; (d) all the actual costs and reasonable and documented expenses incurred by Collateral Agent in connection with creating, perfecting, recording, maintaining and preserving Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of one primary outside counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may reasonably request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the transactions contemplated by the Credit Documents and any consents, amendments, waivers or other modifications thereto and (f) after the occurrence and during the continuation of an Event of Default, all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3.   Indemnity.

(a)   In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel; provided, however, that the Indemnitees shall use their reasonable efforts to use a single outside counsel for all such Indemnitees taken as a whole (and, if reasonably necessary, one local counsel in any relevant material jurisdiction) to represent them, with exceptions in the case of conflicts of interest and in all cases the total legal fees for all counsel representing the Indemnitees must be reasonable taken as a whole, taking into account the nature of the investigative, administrative or judicial proceeding or hearing involved and, in the case of multiple counsel, the necessity of same), indemnify, pay and hold harmless, each Agent and Lender and each of their respective officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder (i) with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct of, or breach of the Credit Documents by, such Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) with respect to any investigative, administrative or judicial proceeding or hearing that is brought by an Indemnitee against any other Indemnitee that does not also include a claim against any Credit Party or any of their respective Subsidiaries; provided, that Administrative Agent shall remain indemnified in respect of such disputes to the extent otherwise entitled to be so indemnified hereunder, (iii) to the extent that such Indemnified Liabilities relate to Hazardous Materials Activities, Releases or violations of Environmental Laws that first occur at any property after such property is transferred to an Indemnitee or any successor or assign by foreclosure, deed-in-lieu of foreclosure or similar transfer, or (iv) to the extent such Indemnified Liabilities relate to Taxes (and any liabilities relating thereto) addressed in Section 2.20, the indemnity for which shall be subject to the provisions of Section 2.20.  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b)   To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, each Joint Lead Arranger and their respective Affiliates, directors, employees, attorneys, agents and sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereto hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, except, in the case of the Credit Parties, to the extent otherwise subject to indemnification pursuant to this Section 10.3.

10.4.   Set-Off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender and Issuing Bank is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Requisite Lenders (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender or Issuing Bank to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of any Credit Party to such Lender or Issuing Bank hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender or Issuing Bank shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such Obligations and liabilities, or any of them, may be contingent or unmatured.

10.5.   Amendments and Waivers.

(a)   Requisite Lenders’ Consent.  Subject to the additional requirements of Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that Administrative Agent may, with the consent of Borrowers only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or Issuing Bank; provided further that the written concurrence of Requisite Lenders shall not be required for any amendment, modification, termination, or consent set forth in Section 10.5(b)(ii), 10.5(b)(iv), 10.5(b)(v) or 10.5(b)(vi) that is consented to by each Lender that would be directly and adversely affected thereby.

(b)   Affected Lenders’ Consent.  Without the written consent of each Lender that would be directly and adversely affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)   extend the scheduled final maturity of any Loan or Note;

(ii)   intentionally omitted;

(iii)   extend the Revolving Commitment Termination Date or, other than as expressly set forth in Section 2.4(a), the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;

(iv)   reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder;

(v)   extend the time for payment of any such interest or fees;

(vi)   reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vii)   amend, modify, terminate or waive this Section 10.5(b), Section 10.5(c) or, to the extent provided in any amendment, waiver, or modification of a Credit Document, any other provision that expressly provides that the consent of all Lenders is required as provided therein, as applicable;

(viii)   amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent solely of Requisite Lenders, (x) additional extensions of credit pursuant hereto (which may or may not be new money tranches) may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Closing Date, (y) such terms and any provisions in any Credit Document requiring pro rata payments, distributions or commitment reductions may be amended on customary terms in connection with (I) such additional extension of credit referred to in clause (x) or (II) “amend and extend” transactions;

(ix)   release all or substantially all of the Collateral or all or substantially all of value of the Guaranty except as expressly provided in the Credit Documents; or

(x)   consent to the assignment or transfer by any Borrower of any of its rights and Obligations under any Credit Document except as expressly provided in the Credit Documents;

provided that, for the avoidance of doubt, all Lenders shall be deemed directly affected thereby with respect to any amendment described in clauses (vii), (viii) and (ix).

(c)   Other Consents.  No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i)   increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(ii)   amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

(iii)   amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.4(e) without the written consent of Administrative Agent and of Issuing Bank;

(iv)   amend, modify or waive this Agreement or the Pledge Agreement so as to alter the ratable treatment of Obligations arising under the Credit Documents, Secured Obligations arising under Secured Hedge Agreements and Secured Obligations arising under Secured Bank Product Agreements or the definition of “Lender Counterparty,” “Hedge Agreement,” “Secured Hedge Agreement,” “Lender Bank Product Provider,” “Bank Product,” “Secured Bank Product Agreement,” “Obligations” or “Secured Obligations” (as defined in any applicable Collateral Document) in each case in a manner materially adverse to any Lender Counterparty with Obligations then outstanding without the written consent of any such Lender Counterparty; or

(v)   amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d)   Intentionally Omitted.

(e)   Execution of Amendments, Etc.  Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6.   Successors and Assigns; Participations.

(a)   Generally.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders.  No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)   Register.  Borrowers, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d).  Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Borrowers and a copy of such Assignment Agreement shall be maintained by Administrative Agent.  The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.”  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)   Right to Assign.  Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(i)   to any Person meeting the criteria of clause (a) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrowers and Administrative Agent but with no consent required of any of them; and

(ii)   to any Person meeting the criteria of clause (b) of the definition of the term of “Eligible Assignee” upon giving of notice to Borrowers and Administrative Agent and, in the case of assignments of Loans or Revolving Commitments to any such Person, consented to by each Borrower and Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Borrower, required at any time an Event of Default with respect to any Borrower under Sections 8.1(a), 8.1(f) or 8.1(g) shall have occurred and then be continuing); provided, further, that each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $5,000,000 (or such lesser amount as may be agreed to by Borrowers and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender).

(d)   Mechanics.  Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to Administrative Agent of an Assignment Agreement.  Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date.  In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender) unless waived by Administrative Agent.

(e)   Representations and Warranties of Assignee.  Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f)   Effect of Assignment.  Subject to the terms and conditions of this Section 10.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to all Letters of Credit issued by it until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrowers shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(g)   Participations.

(i)   Each Lender shall have the right at any time to sell one or more participations to any Person (other than any Disqualified Institution, Parent or any of its Subsidiaries or any of their Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. Each Lender that sells a participation pursuant to this Section 10.6(g) shall maintain a register on which it records the name and address of each participant and the principal amounts of each participant’s participation interest (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to Borrowers, Administrative Agent or any

other Person (including the identity of any Participant or any information relating to a participant’s interest in the Commitments, Loans or other Obligations) except to the extent necessary to establish that such Commitments, Loans or other Obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and/or to establish that any such Participant is not a Disqualified Institution.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation for all purposes under this Agreement, notwithstanding any notice to the contrary.

(ii)    The holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver pursuant to Section 10.5(b) or (c)(i) that would require the consent of such Lender.

(iii)     Borrowers agree that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrowers’ explicit prior written consent to such entitlement to receive greater payments and (y) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.20 unless Borrowers are notified of the participation sold to such participant and such participant agrees, for the benefit of Borrowers, to comply, and does comply, with Section 2.20 as though it were a Lender; provided further that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to Borrowers or any other Person in connection with the sale of any participation.  To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17 as though it were a Lender.

(h)   Certain Other Assignments and Participations.  In addition to any other assignment or participation permitted pursuant to this Section 10.6 any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Borrowers and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

10.7.   Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8.   Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

10.9.   No Waiver; Remedies Cumulative.  No failure or delay on the part of any Agent or any Lender or, in the case of Sections 2.22 and 2.23, any Credit Party, in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to (a) each Agent and each Lender hereby and (b) the Credit Parties under Sections 2.22 and 2.23, in each case are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents, any of the Secured Hedge Agreements or any of the Secured Bank Product Agreements.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10.   Marshalling; Payments Set Aside.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Credit Party makes a payment or payments to Administrative Agent, Issuing Bank or Lenders (or to Administrative Agent, on behalf of Lenders or Issuing Bank), or any Agent, Issuing Bank or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred; provided, that with respect to calculating interest on any Obligation that is so reinstated, interest shall accrue from the date that such Obligation is first reinstated and not from the previous date of payment.

10.11.   Severability.  In case any provision herein or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12.   Obligations Several; Independent Nature of Lenders’ Rights.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.  Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 9.8(b), each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13.   Headings.     Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14.   APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

10.15.   CONSENT TO JURISDICTION.  SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT OR AN ASSIGNMENT AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY COLLATERAL DOCUMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES, SUBJECT TO SECTION 9.8(b), THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY

OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY CREDIT DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

10.16.   WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17.   Confidentiality.  Each Agent (which term shall for the purposes of this Section 10.17 include the Joint Lead Arrangers), and each Lender (which term shall for the purposes of this Section 10.17 include the Issuing Bank) shall hold confidential all non-public information regarding Parent and its Subsidiaries and their businesses, it being understood and agreed by Borrowers that, in any event, Administrative Agent may disclose such information to the Lenders (other than Public Lenders) and each Agent and each such Lender may make (a) disclosures of such information to Affiliates of such Lender or Agent and to such Lender’s, Agent’s or Affiliate’s agents, advisors, directors, officers and employees (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17) solely in connection with the transactions contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and directed to keep such information confidential), (b) disclosures of such information reasonably required by (i) any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or (ii) any swap or derivative agreements, or by any contractual counterparties to such swap or derivative agreements (or the professional advisors thereto) relating to any Borrower and its obligations (provided, that in the case of clauses (i) and (ii), such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (c) disclosure to any nationally recognized rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Credit Parties received by it from any Agent or any Lender, (d) disclosures required in connection with the exercise of any remedies hereunder or under any other Credit Document and (e) disclosures required or requested by any Governmental Authority or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order and to the extent practicable, each Lender and each Agent shall make reasonable efforts to notify Borrowers of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure.  However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws.  For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

10.18.   Usury Savings Clause.  Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate.  If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect.  In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrowers shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect.  Notwithstanding the foregoing, it is the intention of Lenders and Borrowers to conform strictly to any applicable usury laws.  Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrowers.

10.19.   Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.20.   Effectiveness; Entire Agreement.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto or receipt by Borrowers and Administrative Agent of written notification of such execution and authorization of delivery thereof.  With the exception of the Surviving Provisions (as defined in the Commitment Letter, dated September 21, 2010, among the Lender Commitment Parties (as defined therein) signatory thereto, the Partnership, the LLC and Existing GGPI (the “Commitment Letter”)), which by the terms of the Commitment Letter remain in full force and effect for the periods set forth therein, all of the Lender Commitment Parties’ obligations under the Commitment Letter shall terminate and be superseded by the Credit Documents and the Lender Commitment Parties shall be released from all liability in connection therewith, including any claim for injury or damages, whether consequential, special, direct, indirect, punitive or otherwise.

10.21.   PATRIOT Act.  Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

10.22.   Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.23.   No Fiduciary Duty.  Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their Affiliates.  Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its Affiliates, on the other.  The Credit Parties acknowledge and agree that (a) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (b) in connection with the transactions contemplated by the Credit Documents and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its Affiliates with respect to the transactions contemplated by the Credit Documents (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party in connection therewith except the obligations expressly set forth in the Credit Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person.  Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

10.24.   Disclosure of Information Relating to Agreement.  Each Agent and each Lender may disclose the existence of this Agreement, the size of the credit facilities hereunder, the number and nature of tranches (i.e., revolver, term loan, etc.) hereunder, the Revolving Commitment Termination Date, the names and title of the Agents hereunder and the number of Lenders to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

GGP LIMITED PARTNERSHIP

By:	GGP, Inc., its general partner

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

GGPLP L.L.C.

By:	GGP Limited Partnership,
its managing member

By:	GGP, Inc., its general partner

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

GGPLPLLC 2010 LOAN PLEDGOR HOLDING, LLC

By:	/s/ Heath Fear
Name:	Heath Fear
Title:	Authorized Signatory

GGPLP 2010 LOAN PLEDGOR HOLDING, LLC

By:	/s/ Heath Fear
Name:	Heath Fear
Title:	Authorized Signatory

Signature Page to Credit and Guaranty Agreement

GGPLP REAL ESTATE 2010 LOAN PLEDGOR HOLDING, LLC

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

OTHER CREDIT PARTIES:

GGP, INC. (f/k/a General Growth Properties, Inc.)

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

GGP LIMITED PARTNERSHIP II

By:	GGP, Inc., its general partner

	By:	/s/ Heath Fear
Name: Heath Fear
Title: Authorized Signatory

GGP REAL ESTATE HOLDING I, INC.

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

GGP REAL ESTATE HOLDING II, INC.

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

Signature Page to Credit and Guaranty Agreement

GENERAL GROWTH PROPERTIES, INC. (f/k/a New GGP, Inc.)

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

BAILEY HILLS VILLAGE, LLC

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

BENSON PARK BUSINESS TRUST

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

10 CCC BUSINESS TRUST

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

20 CCC BUSINESS TRUST

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

Signature Page to Credit and Guaranty Agreement

30 CCC BUSINESS TRUST

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

FORTY COLUMBIA CORPORATE CENTER, LLC

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

FIFTY COLUMBIA CORPORATE CENTER, LLC

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

SIXTY COLUMBIA CORPORATE CENTER, LLC

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

RUNNING BROOK BUSINESS TRUST

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

Signature Page to Credit and Guaranty Agreement

FREMONT PLAZA L.L.C.

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

BR-STCR, LLC

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

THE ROUSE COMPANY OF FLORIDA, LLC

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

GGP SAVANNAH L.L.C.

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

PLAZA 9400, LLC

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

PROVO DEVELOPMENT LAND, LLC

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

Signature Page to Credit and Guaranty Agreement

RED CLIFFS PLAZA, LLC

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

CANYON POINTE VILLAGE CENTER, LLC

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

YELLOWSTONE SQUARE, LLC

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

TWIN FALLS CROSSING, LLC

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

NEWPARK ANCHOR ACQUISITION, LLC

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

Signature Page to Credit and Guaranty Agreement

WEST OAKS ANCHOR ACQUISITION, LLC

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

GGPLP REAL ESTATE, INC.

By:	/s/ Heath Fear
	Name:	Heath Fear
	Title:	Authorized Signatory

Signature Page to Credit and Guaranty Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent, Collateral Agent, Swing Line Lender, Issuing Bank and a Lender

By:	/s/ George R. Reynold
	Name:	George R. Reynolds
	Title:	Director

By:	/s/ James Roliso
	Name:	James Roliso
	Title:	Managing Director

Signature Page to Credit and Guaranty Agreement

WELLS FARGO BANK, N.A.,
as a Lender and as a Syndication Agent

By:	/s/ Scott S. Solis
	Name:	Scott S. Solis
	Title:	Senior Vice President

Signature Page to Credit and Guaranty Agreement

RBC CAPITAL MARKETS,
as a Syndication Agent

By:	/s/ Dan LePage
	Name:	Dan LePage
	Title:	Authorized Signatory

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Dan LePage
	Name:	Dan LePage
	Title:	Authorized Signatory

Signature Page to Credit and Guaranty Agreement

BARCLAYS BANK PLC,
as a Documentation Agent and a Lender

By:	/s/ Craig Malloy
	Name:	Craig Malloy
	Title:	Director

Signature Page to Credit and Guaranty Agreement

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Eyal Namordi
Name: Eyal Namordi
Title: Senior Vice President

Signature Page to Credit and Guaranty Agreement

GOLDMAN SACHS LENDING PARTNERS LLC,
as Documentation Agent and a Lender

By:	/s/ Alexis Maged
Authorized Signatory

Signature Page to Credit and Guaranty Agreement

MIHI LLC,
as a Lender

By:	/s/ Steve Mehos
	Name:	Steve Mehos
	Title:	Attorney in Fact

MACQUARIE CAPITAL (USA) INC.,
as a Documentation Agent

By:	/s/ Robert D. Redmond
	Name:	Robert D. Redmond
	Title:	Senior Managing Director

Signature Page to Credit and Guaranty Agreement

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Ryan Vetsch
	Name:	Ryan Vetsch
	Title:	Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Documentation Agent

By:	/s/ Ryan Vetsch
	Name:	Ryan Vetsch
	Title:	Vice President

Signature Page to Credit and Guaranty Agreement

TORONTO DOMINION (NEW YORK) LLC,
as a Lender

By:	/s/ Robyn Zeller
	Name:	Robyn Zeller
	Title:	Vice President

TD SECURITIES (USA) LLC,
as a Documentation Agent

By:	/s/ William Balassone
	Name:	William Balassone
	Title:	Director

Signature Page to Credit and Guaranty Agreement

UBS LOAN FINANCE LLC,
as a Lender

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director, Banking Products Services US

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director, Banking Products Services US

UBS SECURITIES LLC,
as a Documentation Agent

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director, Banking Products Services US

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director, Banking Products Services US

Signature Page to Credit and Guaranty Agreement

U S BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Dennis J. Redpath
	Name:	Dennis J. Redpath
	Title:	Senior Vice President

Signature Page to Credit and Guaranty Agreement

APPENDIX A

TO CREDIT AND GUARANTY AGREEMENT

Revolving Commitments

Lender	Revolving Commitment	Pro Rata Share
Barclays Bank plc	$27,777,777.78	9.26%
Bank of America, N.A.	$25,000,000.00	8.33%
Deutsche Bank Trust Company Americas	$27,777,777.78	9.26%
Goldman Sachs Lending Partners LLC	$27,777,777.78	9.26%
MIHI LLC	$27,777,777.78	9.26%
Morgan Stanley Bank, N.A.	$27,777,777.78	9.26%
Royal Bank of Canada	$27,777,777.78	9.26%
Toronto Dominion (New York) LLC	$27,777,777.78	9.26%
UBS Loan Finance LLC	$27,777,777.78	9.26%
U S Bank National Association	$25,000,000.00	8.33%
Wells Fargo Bank, N.A.	$27,777,777.78	9.26%
Total	$300,000,000.00	100%

APPENDIX A-1

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

All Credit Parties

c/o General Growth Properties, Inc.

110 N. Wacker Drive

Chicago, Illinois 60606

Attention: Heath R. Fear

Telephone: 312-960-5024

Facsimile: 312-442-6371

E-mail: heath.fear@ggp.com

in each case, with a copy to:

c/o General Growth Properties, Inc.

110 N. Wacker Drive

Chicago, Illinois 60606

Attention: Pamela Kain

Telephone: 312-960-5767

Facsimile: 312-442-6371

E-mail: pamela.kain@ggp.com

and

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201

Attention: Angela L. Fontana

Telephone: 214-746-7895

Facsimile: 214-746-7777

E-mail: angela.fontana@weil.com

APPENDIX B-1

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent, Collateral Agent,

Swing Line Lender, Issuing Bank and a Lender

Administrative Agent’s and Swing Line Lenders’ Principal Office:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank Securities Inc.

Real Estate

200 Crescent Court, Suite 550

Dallas, Texas 75201

Attention: Scott Speer, Vice President, Loan Syndication and Structuring

Telephone: 214-740-7903

Facsimile: 214-740-7910

E-mail: scott.p.speer@db.com

Issuing Bank’s Principal Office:

Deutsche Bank

Global Loan Operations, Standby L/C Unit

MS: NYC60-0926

60 Wall Street

New York, New York 10005

Attention: Charles P. Ferris

Telephone: 212-250-1214

Facsimile: 212-797-0403

E-mail: charles.ferris@db.com

in each case, with a copy to:

James G. Rolison

Managing Director

Deutsche Bank Securities Inc.

Commercial Real Estate

MS: NYC60-1005

60 Wall Street

New York, New York 10005

Telephone: 212-250-3352

Facsimile: 212-797-4496

E-mail: james.rolison@db.com

APPENDIX B-2

George Reynolds

Director

Deutsche Bank Securities Inc.

Commercial Real Estate

MS: NYC60-1005

60 Wall Street, 10th Floor

New York, NY 10005

Telephone: 212-250-2362

Facsimile: 212-797-4496

E-mail: george.r.reynolds@db.com

Anita Cheung

Vice President

Deutsche Bank

Commercial Real Estate

MS NYC60-1008

60 Wall Street, 10th Floor

New York, New York 10005

Telephone: 212-250-6293

Facsimile: 212-797-4940

E-mail: anita.cheung@db.com

APPENDIX B-3

WELLS FARGO  BANK, N.A.,

as a Lender and as a Syndication Agent

Wells Fargo Bank, N.A.

MN Loan Center

608 2nd Avenue South, 11th Floor

Minneapolis, MN 55402-1916

Attention: Michael K. Burns, Loan Servicing Specialist

Telephone: 612-667-6333

Facsimile: 866-595-7868

E-mail: Michael.k.burns@wellsfargo.com

with a copy to:

Wells Fargo Bank, N.A.

123 North Wacker Drive, Suite 1900

Chicago, Illinois 60606

Attention: Winita Lau

Telephone: 312-269-4848

Facsimile: 312-782-0969

E-mail: Winita.V.Lau@wellsfargo.com

APPENDIX B-4

RBC CAPITAL MARKETS,

as a Syndication Agent

ROYAL BANK OF CANADA,

as a Lender

Royal Bank of Canada

One Liberty Plaza, 3rd Floor

165 Broadway

New York, New York 10006-1404

Attention: Dan LePage

Telephone: 212-428-6605

Facsimile: 212-428-6459

E-mail: Dan.LePage@rbccm.com

with a copy to:

Royal Bank of Canada

One Liberty Plaza, 3rd Floor

165 Broadway

New York, New York 10006-1404

Attention: Daniel Lin

Telephone: 212-428-6950

Facsimile: 212-428-6459

E-mail: Daniel.Lin@rbccm.com

APPENDIX B-5

BARCLAYS BANK PLC,

as a Documentation Agent and a Lender

Barclays Capital

70 Hudson Street

Jersey City, New Jersey 07302

Attention: Vincent Cangiano

Telephone: 201-499-2710

Facsimile: 212-412-7401

E-mail: xrausloanops1@barclayscapital.com

with a copy to:

Barclays Capital

745 7th Avenue, 26th Floor

New York, New York 10119

Attention: Noam Azachi

Telephone: 212-526-1957

Facsimile: 212-526-5115

E-mail: noam.azachi@barcap.com

APPENDIX B-6

GOLDMAN SACHS LENDING PARTNERS LLC,

as a Documentation Agent and a Lender:

30 Hudson Street, 38th Floor

Jersey City, New Jersey 07302

Attention: Lauren Day

Telephone: 212-934-3921

E-mail: gsd.link@gs.com

APPENDIX B-7

MIHI LLC,

as a Lender

MACQUARIE CAPITAL (USA) INC.,

as a Documentation Agent

MIHI LLC

125 West 55th Street

New York, New York 1019

Attention: Arvind Admal

Telephone: 212-231-2099

Attention: David Anekstein

Telephone:212-231-6187

Facsimile: 212-231-0629

E-mail: loan.admin@macquarie.com

APPENDIX B-8

TORONTO DOMINION (NEW YORK) LLC,

as a Lender

TD SECURITIES (USA) LLC,

as a Documentation Agent

Toronto Dominion (New York) LLC

c/o TD Securities

Royal Trust Tower, 18th Floor

77 King Street West

Toronto Ontario M5K 1A2

Attention:  Brian Pirotta

Telephone: 416-590-4340

Facsimile: 416-590-4335

E-mail: Brian.Pirotta@TDSecurities.com

with a copy to:

Toronto Dominion (New York) LLC

c/o TD Securities

Royal Trust Tower, 18th Floor

77 King Street West

Toronto Ontario M5K 1A2

Attention:  Ruth Bengo

Telephone: 416-590-4350

Facsimile: 416-590-4335

E-mail: Ruth.Bengo@TDSecurities.com

APPENDIX B-9

UBS LOAN FINANCE LLC,

as a Lender

UBS SECURITIES LLC,

as a Documentation Agent

UBS Loan Finance LLC

677 Washington Boulevard

Stamford, Connecticut 06901

Attention: Rayad Yadali, Loan Administrator

Telephone: 203-719-3937

Facsimile: 203-719-3888

E-mail: rayad.yadali@ubs.com

APPENDIX B-10

U S BANK NATIONAL ASSOCIATION,

as a Lender

U S Bank National Association

209 South LaSalle Street, Suite 210

Chicago, IL 60604

Attention:  Dennis J. Redpath, Senior Vice President

Telephone:  312-325-8875

Facsimile:  312-325-8852

Email:  dennis.redpath@usbank.com

with a copy to:

U S Bank National Association

209 South LaSalle Street, Suite 210

Chicago, IL 60604

Attention: Jackie Rios, Loan Administration

Telephone: 312-325-8864

Facsimile:  312-325-8853

Email: jacqueline.rios@usbank.com

APPENDIX B-11

MORGAN STANLEY BANK, N.A.,

as a Lender

MORGAN STANLEY SENIOR FUNDING, INC.,

as a Documentation Agent

1 Pierrepont Plaza

Brooklyn, NY 11201

Attention:  Michael Gavin

Telephone:  718-754-4041

Facsimile:  718-233-2132

Email:  primarydocs@morganstanley.com

with a copy to:

Morgan Stanley Loan Servicing

1300 Thames Street Wharf, 4th floor

Baltimore, MD 21231

Telephone: 443-627-4355

Facsimile:  718-233-2140

Email: msloanservicing@morganstanley.com

APPENDIX B-12

BANK OF AMERICA, N.A.,

as a Lender

Bank of America, N.A.

135 South LaSalle Street, Suite 1225

Chicago, IL 60603

Attention:  Eyal Namordi, Senior Vice President

Telephone:  312-828-2575

Facsimile:  415-503-5142

Email:  eyal.namordi@baml.com

with a copy to:

Bank of America, N.A.

Corporate Credit Services

901 Main Street/  TX1-492-14-11

Dallas, TX 75202

Attention: Diana R. Lopez, Credit Services Consultant

Telephone: 214-209-2138

Facsimile:  214-290-8384

Email: diana.r.lopez@baml.com

APPENDIX B-13